UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Markel Corporation
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MARKEL CORPORATION
Notice of Annual Meeting of Shareholders
To the Shareholders of Markel Corporation:
Notice is hereby given that the 2022 Annual Meeting of Shareholders of Markel Corporation (the Company) will be held at Virginia Credit Union LIVE! at Richmond Raceway, 900 E. Laburnum Avenue, Richmond, Virginia on Wednesday, May 11, 2022, starting at 2:00 p.m. ET.
The purposes for which the meeting is being held are:
1.To elect the director nominees listed in the accompanying Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders;
2.To hold an advisory vote on executive compensation;
3.To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
4.To transact such other business as may properly come before the meeting.
This year, we are again taking advantage of the Securities and Exchange Commission rule allowing shareholders to receive proxy materials over the Internet. We have mailed to most beneficial owners of our shares a notice of internet availability of proxy materials. Shareholders can request a paper or e-mail copy of the proxy materials by following the instructions in the notice. In any case, it is important that your shares be represented and voted. Whether or not you expect to attend the meeting in person, you are requested to promptly vote and submit your proxy by phone, via the Internet, or, if you have received a paper copy of the proxy materials by mail, by signing, dating, and returning your proxy card in the envelope provided, on which no postage is needed if mailed in the United States.
A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2021 is being mailed with this Notice and the Proxy Statement to shareholders receiving paper copies.
You are cordially invited to attend the meeting. Directions to attend the in-person meeting may be obtained by writing Investor Relations, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060 or by emailing IR@markel.com.

By Order of the Board of Directors
Richard R. Grinnan Secretary
March 24, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2022
The Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.markel.com/proxymaterials.

MARKEL CORPORATION
4521 Highwoods Parkway
Glen Allen, Virginia 23060

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 2022

The accompanying proxy is solicited by the Board of Directors (the Board) of Markel Corporation (the Company) for use at the 2022 Annual Meeting of Shareholders of the Company (the 2022 Annual Meeting) to be held May 11, 2022, or any adjournments of the meeting, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. A Notice of Internet Availability of Proxy Materials (the E-Proxy Notice), containing instructions on how to access this Proxy Statement and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2021 (the Annual Report to Shareholders) online, was mailed to most of the Company’s shareholders on or about March 24, 2022. On or about that date, we also began mailing a full set of proxy materials to other shareholders, including those shareholders who had previously requested paper copies of our proxy materials.
If you received the E-Proxy Notice by mail, you will not automatically receive a paper copy of the proxy materials. Instead, the E-Proxy Notice instructs you how you may access and review all of the important information contained in the proxy materials, including the Annual Report to Shareholders. The E-Proxy Notice also instructs you how you may submit your proxy. If you would like to receive a paper or e-mail copy of our proxy materials, including the Annual Report to Shareholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice.
Record Date
The Board has fixed the close of business on March 3, 2022, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. Each holder of record of the Company’s Common Stock, no par value (the Common Stock), on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter properly brought before the meeting. As of the close of business on the record date, 13,582,532 shares of Common Stock were outstanding and entitled to vote at the meeting. A majority of the outstanding shares of Common Stock on the record date constitutes a quorum for the meeting. Abstentions and broker non-votes are counted in determining a quorum.
Solicitation
If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or personal interview by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not plan to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.
Proxies
The shares represented by all properly executed proxies received by the Secretary of the Company will be voted as set forth in the proxy. Any proxy may be revoked at any time before the shares to which it relates are voted, either by written notice (which may be in the form of a substitute proxy bearing a later date delivered to the secretary of the meeting) or by attending the meeting and voting in person.

Householding
The Company has adopted the “householding” procedure approved by the Securities and Exchange Commission (SEC), which allows us to send one copy of the Proxy Statement, the Annual Report to Shareholders and/or the E-Proxy Notice to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed.
If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by calling 1-866-540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
Votes Required
Directors will be elected by a majority of the votes cast, unless the election is contested. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. If there are more persons properly nominated for election than the number of available Board positions, then the nominees receiving the most votes will be elected for the available positions. The approval, on an advisory basis, of executive compensation requires more votes in favor than votes against. The ratification of the selection of the Company’s independent registered public accounting firm requires more votes in favor than votes against. Broker discretionary voting is permitted only for the proposed ratification of the selection of the Company’s independent public registered accounting firm. Broker non-votes and abstentions will not be counted as votes cast in favor or against any of the items presented.

ELECTION OF DIRECTORS
Nominees
Twelve incumbent directors are nominated for election to the Board for a one-year term expiring at the 2023 Annual Meeting of Shareholders or until their respective successors are elected and qualified. The Board currently consists of thirteen directors.
Lemuel E. Lewis is not standing for re-election at the 2022 Annual Meeting. Consequently, Mr. Lewis will cease to be a director of the Company effective as of the adjournment of the 2022 Annual Meeting. The Board will not be nominating a director to stand for election as successor to Mr. Lewis at the 2022 Annual Meeting. Rather, the Board has adopted and approved a reduction in the size of the Board by one and fixed the number of directors of the Company at twelve, effective as of the adjournment of the 2022 Annual Meeting. As a result, no more than twelve directors can be elected at the 2022 Annual Meeting.
All of the Company’s current directors were elected by the shareholders at the 2021 Annual Meeting of Shareholders (the 2021 Annual Meeting), except for Morgan E. Housel, who was elected by the Board, effective as of November 16, 2021. All of the Company’s current directors, including Mr. Housel, attended the 2021 Annual Meeting. All nominees are expected to attend the 2022 Annual Meeting, absent unusual circumstances.
The 2022 Annual Meeting will be the first time that Mr. Housel will be standing for election by the Company’s shareholders as a director of the Company. The nomination of Mr. Housel was proposed to the Board’s Nominating/Corporate Governance Committee by one of the Company’s Co-Chief Executive Officers.
Each of the nominees has consented to being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the following table.
The Board recommends a vote FOR the election of the nominees named below. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve for any reason (which is not now anticipated), the Board will name a substitute nominee, and the proxies will vote for that person.
The Board believes that each nominee possesses integrity; leadership and policy making experience; the communication and interpersonal skills necessary to function effectively as a member of a decision-making body; and the ability to act in the best interests of the shareholders in order to serve the Company. In addition, the nominees collectively bring to the Board a combination of business and financial expertise, community service, and diversity of experience and of background to equip the Board to deal with the range of issues it must address.

Director	Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since

MARK M. BESCA, 62
Retired; Leader of Long-Term Value and Stakeholder Capitalism initiative, EY (formerly Ernst & Young, LLP), 2018 until June 2020. From 2012 to 2018, Mr. Besca served as Managing Partner of EY’s New York City office. From 2009 to 2011, he served as Northeast Managing Partner of EY’s Assurance and Advisory Business. In addition, from 1992 until his retirement, Mr. Besca served as lead and senior advisory audit partner of Fortune 500 companies in the Media and Entertainment, Consumer Products and Airline industries. Mr. Besca also has held several civic positions, including Chairman Emeritus of the Pace University Board of Trustees (Chairman 2014 to 2021) and Fellow of the David Rockefeller – New York City Partnership. He brings a broad array of skills and expertise to the Board from his many years of advising major corporations across a number of industries.
2020

Director	Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since

K. BRUCE CONNELL, 69
Retired; Executive Vice President and Group Underwriting Officer of XL Capital Ltd.; Chief Executive Officer of XL Financial Products and Services Ltd.; Executive Vice President and Chief Underwriting Officer of XL Re Ltd. (Bermuda); and Chief Underwriting Officer of XL Europe Ltd., from 1990 to 2002. Director, Alterra Capital Holdings Limited and predecessors from 2007 to 2013. From 1974 to 1990, Mr. Connell served in various underwriting positions at Royal Assurance Zurich, General Re Corporation and Trenwick Group, Ltd. Mr. Connell is a veteran insurance and reinsurance executive with over 30 years of experience in the industry. During this time, he held positions ranging from underwriter to chief executive officer. With his extensive experience, knowledge and understanding of complex and innovative industry issues, Mr. Connell is a valued contributor to the Board.
2013

THOMAS S. GAYNER, 60
Co-Chief Executive Officer since January 2016; President and Chief Investment Officer from May 2010 to December 2015; Director from 1998 to 2004; Director, Cable One, Inc., Colfax Corporation and Graham Holdings Company; and Chairman of the Board, Davis Series Mutual Funds. Mr. Gayner also is a member of the Investment Advisory Committee of the Virginia Retirement System. Prior to joining the Company in 1990, Mr. Gayner was a certified public accountant at PricewaterhouseCoopers LLP and a Vice President of Davenport & Company of Virginia. Mr. Gayner brings executive management experience, in-depth knowledge of the Company and insight into the Company’s strategic investment opportunities to the Board and its deliberations.
2016

GRETA J. HARRIS, 61
President and CEO, Better Housing Coalition (BHC) since August 2013. In this role, Ms. Harris works in concert with the BHC’s board of directors to strengthen internal infrastructure, develop partnership opportunities, leverage financial resources and align with critical community priorities to position the BHC to help thousands of modest income families by expanding its service-enriched affordable housing portfolio by an additional $250 million. From 1997 to July 2013, she served as a Senior Program Director and then Program Vice President at Local Initiatives Support Corporation (LISC), where she provided strategic and managerial support for economic development opportunities across LISC’s Southern and Midwestern regions. Ms. Harris serves on several regional and national boards, including the Virginia Tech Board of Visitors, ChamberRVA, Partnership for Housing Affordability, Housing Partnership Network and the Richmond Jazz Society, and in 2021 was appointed as Co-Chair of the Virginia Redistricting Commission. As an experienced executive-level leader with a demonstrated history of working successfully in community development industries within national and local settings, Ms. Harris brings an additional set of talents and skills to the Board and valuable insight into important social and economic matters.
2021

Director	Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since

MORGAN E. HOUSEL, 38
Partner, The Collaborative Fund (the Fund), August 2016 to present. In this role, Mr. Housel is responsible for internal investor communications and external research reports, as well engaging in fundraising, conducting due diligence, and serving as a board member for certain of the Fund's portfolio companies. He also is a frequent presenter discussing matters related to risk, investor psychology and business history, and author of the book The Psychology of Money, originally published in September 2020. Prior to joining the Fund, Mr. Housel was a columnist and senior analyst at The Motley Fool from 2007 to August 2016, and a columnist for The Wall Street Journal from 2014 to 2015. He also has served on the board of several financial institutions including the Long-Term Stock Exchange and Camino Financial. Mr. Housel is a two-time winner of the Best in Business Award from the Society of American Business Editors and Writers and winner of the New York Times Sidney Award. His investment experience and core values that represent the Markel Style make him a valuable addition to the Board.
2021

DIANE LEOPOLD, 55
Executive Vice President and Chief Operating Officer, Dominion Energy, from October 2020 to present. Prior to this, Ms. Leopold was Co-Chief Operating Officer of Dominion Energy from December 2019 to September 2020, President and Chief Executive Officer of Dominion Energy's Gas and Infrastructure Group from 2017 to 2019. Ms. Leopold served as President of Dominion Energy, Inc. from 2014 to 2016 and Senior Vice President of Dominion Energy Transmission from 2012 to 2013. She has been Executive Vice President of Dominion Energy, Inc. from May 2018 to present. Prior to her more recent roles, Ms. Leopold served for over five years in various roles involving Business Development, Construction, Power Generation Operations and Financial Management. Ms. Leopold is past-chair of the American Gas Association, and serves on the Board of Trustees of Virginia Union University, GROW Capital Jobs Foundation, Jamestown-Yorktown Foundation, Hampton Roads Alliance and Northern Virginia Technology Council. Ms. Leopold oversees all of Dominion Energy's operating units, which include power generation, transmission and distribution assets and local gas distribution companies serving approximately 7 million customers in eight states. Ms. Leopold's leadership and management experience also serve to enrich and expand perspectives of the Board.
2018

ANTHONY F. MARKEL, 80
Retired; Vice Chairman from 2008 to 2020; President and Chief Operating Officer from 1992 to 2008. Mr. Markel has been employed by the Company since 1964 and was a member of its senior leadership team when it went public, with a focus on operations. He has held numerous leadership positions in the insurance industry (including as a member of the Board of Governors of the Property Casualty Insurance Association of America from 2002 to 2009) and has served as a director of Hilb, Rogal & Hobbs Company, another public company involved in the insurance business, before its acquisition by Willis Towers Watson. Mr. Markel provides an exceptional breadth of industry-relevant experience to the Board and its deliberations.
1978

Director	Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since

STEVEN A. MARKEL, 73
Chairman of the Board since May 2020; Vice Chairman from 1992 to 2020. Mr. Markel has been employed by the Company since 1975 and was a member of its senior leadership team in 1986, when it went public, with a focus on finance and investments. He also has served as a director of other public companies (Union First Market Bankshares Corporation and S&K Famous Brands). Mr. Markel’s knowledge of the Company’s financial operations and of the investment environment in which the Company operates contributes to the Board’s oversight and understanding of the Company’s financial position.
1978

HAROLD L. MORRISON, JR., 64
Retired; Senior Vice President, Chubb Group and Division President, Field Operations, North America Insurance of Chubb Insurance Company from 2016 to 2017. Mr. Morrison served as Executive Vice President of The Chubb Corporation, Chief Global Field Officer from 2008 to 2016. In 2011, he took on the additional role of Chief Administrative Officer, responsible for the company’s global field organization, worldwide human resources and administrative services. Mr. Morrison joined Chubb in 1984, and during the course of his career held a number of managerial and leadership positions with increasing responsibility. He is a proven industry leader, who brings deep administrative and operational experience on a global level to the Board.
2020

MICHAEL O’REILLY, 78
Retired; Chairman of the Board of Alterra Capital Holdings Limited from May 2010 to May 2013. Mr. O’Reilly served as the Chairman of the Board of Harbor Point Limited, a predecessor of Alterra, from March 2010 to May 2010 and was its Deputy Chairman from 2005 to 2010. From 2002 to 2008, he was Vice Chairman of The Chubb Corporation and from 2002 to 2008, he was its Chief Financial Officer, having held various positions in the investment department of that company from 1969 until he assumed the position of Chief Investment Officer in 1986. With his experience, including serving as Vice Chairman and Chief Financial Officer of Chubb, one of the largest property and casualty insurance companies in the world, he is a significant contributor to the Board.
2013

A. LYNNE PUCKETT, 60
Senior Vice President and General Counsel, Celanese Corporation, February 2019 to present. In this role, Ms. Puckett supports Celanese's CEO and Chairman and Board of Directors in all legal matters, including merger and acquisition opportunities. From 2010 to February 2019, Ms. Puckett was Senior Vice President, General Counsel and Secretary of Colfax Corporation. Prior to joining Colfax, Ms. Puckett was a partner at Hogan Lovells, a large international law firm, where she handled a broad range of corporate and transactional matters from 1999 to 2010. Ms. Puckett also has served on several non-profit boards, including the University of Maryland Marlene and Stewart Greenebaum Comprehensive Cancer Center and the Center for Refugee and Disaster Response at the Johns Hopkins Bloomberg School of Public Health. She brings a wealth of global experience and expertise in a number of key business areas, as well as important new perspectives that are invaluable to the Board.
2020

Director	Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since

	RICHARD R. WHITT, III, 58 Co-Chief Executive Officer since January 2016; President and Chief Operating Officer from 2010 to 2015. Mr. Whitt also serves on the board of the Virginia Tech Foundation, and he is a member of the Advisory Board for the Virginia Tech Department of Accounting and Information Systems. Prior to joining the Company in 1991, Mr. Whitt worked at KPMG in their audit practice, and he has held the CPA and CPCU designations. Mr. Whitt brings executive management experience, in-depth knowledge of the Company and industry-relevant experience to the Board and its deliberations.	2016
Family Relationships
Anthony F. Markel and Steven A. Markel are first cousins.
Board Matrix
The following matrix provides self-identified information regarding the members of the Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our businesses. The matrix does not encompass all the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skills, experiences and attributes listed below may vary among the members of the Board.

Besca	Connell	Gayner	Harris	Housel	Leopold	Lewis	Markel, A.	Markel, S.	Morrison	O'Reilly	Puckett	Whitt
Knowledge, Skills and Experience													
Senior Leadership (e.g., CEO, COO, etc.)	•	•	•	•		•	•	•	•	•	•	•	•
Insurance Industry		•	•					•	•	•	•		•
Accounting, Financial Reporting (e.g., CFO, Big 4)	•		•				•	•	•		•		•
Strategic Planning (business development, operations)	•	•	•	•	•	•	•	•	•	•		•	•
Corporate Governance	•		•			•	•	•	•	•		•	•
Risk Oversight and Management	•	•	•	•	•	•		•	•	•	•	•	•
Government, Public Policy, Regulated Industries			•			•	•					•	
Human Capital, Talent Management	•		•	•	•	•		•		•		•	
M&A, Capital Markets	•		•			•	•		•		•	•	•
Technology, Digital, Cybersecurity	•		•			•	•						
Communications, Marketing, Social Media		•	•		•		•	•		•			
Environmental, Social, Governance (ESG)	•		•	•	•	•						•	
Global Perspective, International	•	•	•		•	•	•	•	•	•	•	•	•
Legal												•	
Gender													
Male	•	•			•		•	•	•	•	•		•
Female				•		•						•	
Race/Ethnicity													
Hispanic or Latino													
American Indian or Alaska Native (Not Hispanic or Latino)													
Asian (Not Hispanic or Latino)													
Black of African American (Not Hispanic or Latino)				•			•			•			
Native Hawaiian or Other Pacific Islander (Not Hispanic or Latino)													
White (Not Hispanic or Latino)	•	•			•	•		•	•		•	•	•
Two or More Races (Not Hispanic or Latino)													
Board Tenure													
Years	2	9	6	1	<1	4	15	44	44	2	9	2	6

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are asking shareholders to approve the following non-binding advisory resolution at the 2022 Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.
While this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, will take the outcome into account in considering future executive compensation arrangements.
The Board recommends a vote FOR approval of the Company’s executive compensation.
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP has been selected by the Audit Committee of the Board as the independent registered public accounting firm of the Company for the current fiscal year, subject to ratification by the shareholders. KPMG LLP has served as the Company’s independent registered public accounting firm since 1980. Representatives of KPMG LLP are expected to be present at the 2022 Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders. If the shareholders do not ratify the selection of KPMG LLP, the selection of another firm will be considered by the Audit Committee.
The Board recommends a vote FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.
Aggregate Fees
The aggregate fees billed to the Company by KPMG LLP for 2021 and 2020 were $9,662,250 and $8,570,260, respectively. Further details are set forth below.
Audit Fees
The aggregate fees billed to the Company by KPMG LLP for audit services for 2021 and 2020 were $8,225,000 and $7,117,580, respectively.
Audit-Related Fees
The aggregate fees billed to the Company by KPMG LLP for audit-related services for 2021 and 2020 and not otherwise reported in the preceding paragraph, primarily for employee benefit plan and subsidiary audits and other attestation services, were $1,031,757 and $942,500, respectively.
Tax Fees
The aggregate fees billed to the Company by KPMG LLP for tax services for 2021 and 2020, primarily for tax consulting services, were $54,593 and $69,740, respectively.
All Other Fees
The aggregate fees billed to the Company by KPMG LLP for all other services for 2021 and 2020 were $350,900 and $440,440, respectively. The nature of the services provided was primarily for actuarial certifications and services in both years. The actuarial certifications and services provided by KPMG LLP consist primarily of providing actuarial opinions and summaries to regulatory authorities after the Company has determined the amount of reserves to be recorded in the financial statements.
Pre-approval of Services
The Audit Committee pre-approves all audit services and permitted non-audit services to be performed by KPMG LLP. The Audit Committee has delegated authority for pre-approval between meetings to one or more of its members, provided any decision to grant pre-approval is presented to the full committee at its next scheduled meeting.

PRINCIPAL SHAREHOLDERS
The following table and footnotes set forth information with respect to beneficial ownership of Common Stock of the Company as of March 3, 2022, except as otherwise noted, by: (i) each director or nominee; (ii) each executive officer named in the Summary Compensation Table; (iii) each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock; and (iv) all directors, director nominees and executive officers of the Company as a group (19 persons). For purposes of this table, “beneficial ownership” includes, as required by applicable regulations, shares over which a person has, or shares, voting or investment power. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person. In addition, except as otherwise indicated, the address for each person named below is c/o Markel Corporation, 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Direct Ownership	a	Other Ownership		Total Beneficial Ownership	Percent	Restricted Stock Units	b

Mark M. Besca	301		—		301	*	—
K. Bruce Connell	2,511		172	[c]	2,683	*	—
Thomas S. Gayner	20,078		5,176	[d]	25,254	*	21,898	[e]
Greta J. Harris	108		—		108	*	—
Morgan E. Housel	90		—		90	*	—
Diane Leopold	1,175		500	[f]	1,675	*	—
Lemuel E. Lewis	5,741		—		5,741	*	—
Anthony F. Markel	33,136		50,987	[g]	84,123	*	—
Steven A. Markel	77,566		17,049	[h]	94,615	*	—
Harold L. Morrison, Jr.	403		—		403	*	—
Michael O’Reilly	2,902		—		2,902	*	—
A. Lynne Puckett	525		—		525	*	—
Richard R. Whitt, III	3,930		2,568	[i]	6,498	*	7,901	[j]
Robert C. Cox	607		22	[k]	629	*	2,075
Michael R. Heaton	1,191		134	[l]	1,325	*	978
Bradley J. Kiscaden	6,015		586	[m]	6,601	*	2,075
Jeremy A. Noble	582		215	[n]	797	*	1,427
All directors, nominees and executive officers as a group	158,416		77,517	[o]	235,933	1.74%	37,751
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355[p]	1,218,337		—		1,218,337	8.91%	—
________________________________

*	Less than 1% of class.

[a]
Includes the following shares subject to pledges: (i) 15,000 shares pledged by Anthony F. Markel as collateral for loans; (ii) 40,000 shares pledged by Steven A. Markel as collateral for loans; and (iii) 1,494 shares pledged by Mr. Whitt as collateral for a line of credit.

[b]
Restricted Stock Units (RSUs) represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. RSUs that will not vest within 60 days of the date of the table are not considered beneficially owned for purposes of the table and are therefore not included in the Total Beneficial Ownership column because the holders are not entitled to voting rights or investment control until the restrictions lapse.

[c]	Includes 172 shares held by Mr. Connell’s wife, as to which beneficial ownership is disclaimed.

[d]
Includes 447 shares held as trustee for the benefit of Mr. Gayner’s wife and 2,000 shares held by Mr. Gayner’s wife, in each case, as to which beneficial ownership is disclaimed. Includes 2,729 shares indirectly held by Mr. Gayner in the Company’s 401(k) plan (based on plan balance as of December 31, 2021).

[e]	Of the number shown, 16,293.1815 RSUs have vested, but receipt of the shares has been deferred.

[f]	Includes 500 shares held by Ms. Leopold’s husband, as to which beneficial ownership is disclaimed.

[g]
Includes 29,583 shares held in Grantor Retained Annuity Trusts for which Mr. Markel is trustee and partial beneficiary; 6,220 shares held as trustee under trusts for the benefit of Mr. Markel and his children; and 2,443 shares held in trusts for his children for which Mr. Markel is trustee and partial beneficiary. Mr. Markel disclaims beneficial ownership of these shares except with respect to his interests in the trusts. Includes: 8,177 shares held as trustee for the benefit of Mr. Markel’s children as to which beneficial ownership is disclaimed; 1,994 shares held as trustee in a charitable lead unitrust for the partial benefit of Mr. Markel’s children; and 2,570 shares held by Mr. Markel’s wife, in each case, as to which beneficial ownership is also disclaimed.

[h]
Includes 15,000 shares held by Mr. Markel’s wife, as to which beneficial ownership is disclaimed, and 2,049 shares indirectly held by Mr. Markel in the Company’s 401(k) plan (based on plan balance as of December 31, 2021).

[i]	Includes 2,568 shares indirectly held by Mr. Whitt in the Company’s 401(k) plan (based on plan balance as of December 31, 2021).

[j]	Of the number shown, 2,296 RSUs have vested, but receipt of the shares has been deferred.

[k]	Includes 22 shares indirectly held by Mr. Cox in the Company’s 401(k) plan (based on plan balance as of December 31, 2021).

[l]	Includes 134 shares indirectly held by Mr. Heaton in the Company’s 401(k) plan (based on plan balance as of December 31, 2021).

[m]	Includes 586 shares indirectly held by Mr. Kiscaden in the Company’s 401(k) plan (based on plan balance as of December 31, 2021).

[n]	Includes 215 shares indirectly held by Mr. Noble in the Company’s 401(k) plan (based on plan balance as of December 31, 2021).

[o]	Includes an aggregate 8,411 shares indirectly held by employee directors and executive officers in the Company’s 401(k) plan (based on plan balance as of December 31, 2021).

[p]
Based on a Schedule 13G/A dated February 10, 2022 Of the total shares, The Vanguard Group has shared voting power of 11,974 shares, sole dispositive power with respect to 1,189,733 shares and shared dispositive power with respect to 28,604 shares.

Policy on Hedging and Pledging of Company Stock
In February 2021, the Board adopted an updated hedging and pledging policy applicable to the Company’s executive officers and directors. The updated policy:
•prohibits any executive officer or director from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (i) granted by the Company as part of the compensation of the executive officer or director or (ii) held, directly or indirectly, by the executive officer or director;
•prohibits any individual executive officer or employee director from entering into one or more pledge transactions covering shares of the Company’s equity securities in excess of 0.75% of the Company’s outstanding equity securities of that kind;
•prohibits any non-employee director from entering into any pledge transactions covering shares of the Company’s equity securities;
•stipulates that shares of the Company’s equity securities received as compensation by executive officers and directors may not be pledged; and
•stipulates that any shares pledged in violation of the policy will not be considered “owned” for purposes of the Company’s stock ownership guidelines.
Compliance with the policy is reviewed by the Nominating/Corporate Governance Committee on an annual basis. In February 2022, the Committee conducted a review of the policy and of the number of shares pledged by the Company’s executive officers and directors, the number of the Company’s outstanding shares and the Company’s 30-day average trading volume. The Committee acknowledged that over the last several years the number of shares pledged by executive officers and directors has been substantially reduced. The Committee also acknowledged that, as descendants of Sam Markel, who in the 1930s formed the company that Anthony F. Markel and Steven A. Markel would later take public in 1986, it is not surprising that a significant portion of their net worth is held in the form of Markel stock. Pledging has enabled them to unlock a portion of the value of their stock without having to sell it. Within the constraints set forth in the policy, the Committee affirmed its support of this approach. The Committee reviewed the outstanding pledge balances, if any, of each of the Company’s executive officers and directors and confirmed the adequacy of and compliance with the policy.

CORPORATE GOVERNANCE
Board Committees; Meetings; Guidelines and Charters; Director Independence
Committees; Committee Membership
The Company has standing Audit, Compensation and Nominating/Corporate Governance Committees of the Board. The following table reflects the current membership and the chair of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee:

	Audit	Compensation	Nominating/Corporate Governance

Mark M. Besca	Member
K. Bruce Connell	Member	Member
Greta J. Harris	Member		Member
Morgan E. Housel			Member
Diane Leopold		Chair
Lemuel E. Lewis	Chair		Member
Harold L. Morrison, Jr.	Member	Member
Michael O’Reilly	Member		Chair
A. Lynne Puckett	Member		Member
Meetings and Attendance
In 2021, the Board and its committees held the following number of meetings:

Board/Committee	Number of Meetings
Board	4
Audit Committee	6
Compensation Committee	5
Nominating/Corporate Governance Committee	4
Each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.
Corporate Governance Guidelines and Committee Charters
The Board has adopted Corporate Governance Guidelines and written charters for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Current copies of the Guidelines and the written charters for each of these committees are available to security holders on the Company’s website, www.markel.com/our-governance.
Director Independence Determinations
The Board has determined that, of the current directors, Messrs. Besca, Connell, Housel, Lewis, Morrison and O’Reilly and Mses. Harris, Leopold and Puckett are each “independent” of management under the categorical standards for determining independence adopted by the Nominating/Corporate Governance Committee. These categorical standards incorporate applicable independence rules of the NYSE. The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, respectively, meets applicable NYSE independence standards for service on those committees. No additional factors were identified that would impair any Compensation Committee member’s ability to make independent judgments about the compensation of the Company’s executive officers.

Under the categorical standards adopted by the Nominating/Corporate Governance Committee, a director is considered independent without further Board determination if the director meets NYSE standards, unless:
•The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following that employment.
•The director has received, or has an immediate family member who has received, during any 12 month period within the past three years, more than $120,000 in direct compensation from the company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
•The director is a current partner or employee of a firm that is the Company’s internal or external auditor; the director has an immediate family member who is a current partner of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.
•The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
•The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.
•The director or an immediate family member is a current executive officer of a tax exempt organization that has received contributions from the Company in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such tax exempt organization’s consolidated gross revenues.
For these purposes, “immediate family” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.
In 2021, until their retirement upon the adjournment of the 2021 Annual Meeting, both Stewart M. Kasen and Darrell D. Martin served as non-employee directors, and Mr. Kasen served as Lead Independent Director and a member of Audit and Compensation Committees. The Board had determined that, during these periods of service, (i) both Mr. Kasen and Mr. Martin were “independent” of management under applicable NYSE rules and (ii) Mr. Kasen also met the additional NYSE standards applicable to his service on the Audit and Compensation Committees.
Board Leadership Structure and Risk Oversight
Steven A. Markel has served as Chairman of the Board since May 2020.
Mr. Gayner and Mr. Whitt have served as Co-Chief Executive Officers of the Company (Co-CEOs) since January 2016 and, with approval from the Board, assumed the functions, duties and responsibilities of the Company’s principal executive officer in April 2018. As Co-CEOs and Board members, Mr. Gayner and Mr. Whitt manage the day-to-day operations of the Company and formulate and implement the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the other members of the Board.
The Company’s Corporate Governance Guidelines provide that continued Board membership of a former Chief Executive Officer of the Company is a matter to be decided in each individual instance, and that when a Chief Executive Officer resigns from that position, he or she should offer to resign from the Board at that time.
The Corporate Governance Guidelines also provide for the designation of a Lead Independent Director by the Company’s non-employee directors. The Lead Independent Director presides at meetings of the non-employee directors and is responsible for communicating to the Chairman of the Board regarding the meetings. Mr. O’Reilly has served as Lead Independent Director since May 2021, having succeeded Mr. Kasen, who retired as a director and Lead Independent Director at the end of the 2021 Annual Meeting.

The Board and the Audit Committee are principally responsible for monitoring risk management by the Company. Management regularly reports to the Board and the Audit Committee on litigation risks, underwriting risks, operating risks, reserving issues, investment risks, reinsurance and catastrophe risk management. Management also has established an enterprise risk management committee which periodically reports on its activities to the Board or the Audit Committee. In addition, management reviews with the Compensation Committee the design of the Company’s incentive compensation programs to assist in evaluating whether the programs might encourage the taking of excessive or unnecessary risks in order to earn incentive compensation.
The Board conducts an annual self-evaluation and has determined in connection with past self-evaluations that both its processes and the performance of its functions were appropriate.
Executive Sessions
The non-employee directors (all of whom are independent) meet in executive session without management at each regularly scheduled Board meeting and at such other times as the non-employee directors deem appropriate.
Communications with Directors
Any security holder or other interested party wishing to communicate with the Board as a whole, the non-employee directors or an individual director should write to “Board of Directors,” “Non-Employee Directors” or the individual director in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. Communications from security holders or other interested parties addressed in this fashion will be sent directly to the Board, the non-employee directors or the individual director, as applicable.
Compensation of Non-employee Directors
The following table sets forth compensation for the Company’s non-employee directors for 2021:

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total

Mark M. Besca	$95,000	$125,229	$23,256	$243,485
K. Bruce Connell	$95,000	$125,229	$65,000	$285,229
Greta J. Harris	$95,000	$125,229	$15,000	$235,229
Morgan E. Housel[a]	$47,500	$62,526	—	$110,026
Diane Leopold	$95,000	$125,229	$25,556	$245,785
Lemuel E. Lewis	$95,000	$125,229	$25,556	$245,785
Harold L. Morrison, Jr.	$95,000	$125,229	$5,278	$225,507
Michael O. Reilly	$120,000	$125,229	$28,333	$273,562
A. Lynne Puckett	$95,000	$125,229	$25,556	$245,785

a	Mr. Housel became a non-employee director, effective as of November 16, 2021, and received pro-rated compensation during 2021 for the period from his appointment through the 2022 Annual Meeting.
Annual Retainer Fee
Upon election to the Board, each non-employee director is paid an annual retainer fee of $95,000 (or a pro-rated portion thereof if elected to the Board after the annual meeting of shareholders). The Lead Independent Director, Mr. O’Reilly, also receives an additional annual retainer fee of $25,000. The retainer fee is paid in cash, except to the extent the director chooses to receive his or her fee in the form of shares of the Company’s Common Stock. In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings.
In 2021, non-employee directors were eligible to participate, up to the total amount of the retainer fees received by the director, in the Non-Qualified Component of the 2020 Stock Purchase Plan (as defined below under “Employee Stock Purchase Plan”). Under the Non-Qualified Component, non-employee directors have the ability to purchase the Company’s Common Stock at a 10% discount. In 2021, Messrs. Besca, Lewis and O’Reilly and Mses. Leopold and Puckett elected to receive their entire retainer fees, and Mr. Morrison elected to receive half of his retainer fee, in the form of shares of the Company’s Common Stock purchased under the 2020 Stock Purchase Plan.

Annual Restricted Stock Award
Upon election to the Board, each non-employee director also receives an annual grant of restricted stock valued at approximately $125,000 (or a pro-rated portion thereof if elected to the Board after the annual meeting of shareholders), calculated based on the fair market value of the Company’s Common Stock on the grant date.
All Other Compensation
The “All Other Compensation” column in the table above includes:
•The following amounts representing the discount received by non-employee directors who elected to receive all or a portion of their retainer fees for 2021 in the form of shares of the Company’s Common Stock purchased under the 2020 Stock Purchase Plan as described above under “Annual Retainer Fee”: Mr. Besca ($10,556); Ms. Leopold ($10,556); Mr. Lewis ($10,556); Mr. Morrison ($5,278); Mr. O’Reilly ($13,333); and Ms. Puckett ($10,556).
•The following amounts representing the charitable contributions made by the Company that matched contributions made by non-employee directors in 2021 (up to $15,000): Mr. Besca ($12,700); Mr. Connell ($15,000); Ms. Harris ($15,000); Ms. Leopold ($15,000); Mr. Lewis ($15,000); Mr. O’Reilly ($15,000); and Ms. Puckett ($15,000).
•For Mr. Connell, an additional annual fee of $50,000 paid in cash as compensation for his service as a non-executive director of the Company’s Bermuda insurance subsidiary for 2021.
Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management, and in 2012, it extended that philosophy to its Board by adopting stock ownership guidelines for non-employee directors. The guidelines require non-employee directors to acquire and maintain ownership of Common Stock with a value at least equal to five times the annual cash retainer paid. Following an increase in the ownership requirement due to an increase in the annual cash retainer paid, the non-employee directors have five years to comply with the additional ownership expected to be held due to the annual cash retainer increasing. All shares acquired under the 2020 Stock Purchase Plan count toward ownership requirements along with any restricted stock granted but not vested. Purchased shares are valued at the higher of cost to the director or market. All current non-employee directors meet the guideline requirements, except for Messrs. Besca and Housel and Ms. Harris. However, recently-elected non-employee directors, including Messrs. Besca and Housel and Ms. Harris, are expected to reach the required minimum levels of ownership within five years of their initial election to the Board.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors and the performance of the Company’s internal audit function. In addition, the Committee provides an avenue for communication between the internal auditors, the independent auditors, financial management and the Board. The Committee meets in executive session at each of its regularly scheduled meetings, meeting privately with the independent auditors, key members of management and the Managing Director of Internal Audit. The Committee conducts an annual self-evaluation and has determined in connection with past self-evaluations that both its processes and the performance of its functions were appropriate.
The Board has determined that all members of the Audit Committee are financially literate, and that Messrs. Besca, Lewis and O’Reilly are “audit committee financial experts” as defined by Item 407(d) of Regulation S-K under the Exchange Act. In making these determinations, the Board considered, among other things, the experience described under “Election of Directors” above and other relevant experience as summarized below:
Mr. Besca - As a senior executive of EY (formerly Ernst & Young, LLP), he has thirty years experience serving as a lead and senior advisory audit partner of Fortune 500 companies in the Media and Entertainment, Consumer Products and Airline industries. He brings a broad array of skills and expertise to the Committee from his many years of advising major corporations across a number of industries.
Mr. Connell - As Executive Vice President and Group Underwriting Officer of XL Capital Ltd. as well as chief executive and underwriter at various subsidiaries and predecessors to XL Capital Ltd., he has thirty years experience of combined insurance and financial expertise.

Ms. Harris - As President and CEO of Better Housing Coalition since August 2013, she has over eight years experience evaluating audited financial statements; actively supervising a principal financial officer; and assessing the performance of public accountants with respect to the preparation, auditing and evaluation of financial statements. As an experienced executive-level leader, Ms. Harris brings an additional set of talents and skills to the Committee and valuable insight into important social and economic matters.
Mr. Lewis - He has over thirty years of business experience and served for over six years as Chief Financial Officer of Landmark Communications, Inc., a privately held media company, with responsibility for the preparation of the company’s financial statements. In addition, he serves as a member of the audit committee of Dollar Tree, Inc., a publicly traded company, and has served as chairman of the board of directors and of the audit committee of the Federal Reserve Bank of Richmond and as chairman of the audit committee of Owens & Minor, Inc., another publicly traded company.
Mr. Morrison - He has over thirty years of combined insurance, administrative and financial experience. Mr. Morrison served as Senior Vice President, Chubb Group, and Division President, Field Operations, North America Insurance of Chubb Insurance Company, after previously serving in several other senior executive management positions at Chubb. He is a proven industry leader, who brings deep administrative and operational experience on a global level to the Committee.
Mr. O’Reilly - He has served as Chief Financial Officer of Chubb Corporation for six years after having previously served as Chief Investment Officer. Mr. O’Reilly’s combination of insurance and financial experience is a valuable asset to the Committee.
Ms. Puckett - As Senior Vice President and General Counsel of Celanese Corporation, a former Senior Vice President, General Counsel and Secretary of Colfax Corporation, both public companies, and a former partner at Hogan Lovells, an international law firm, Ms. Puckett brings a wealth of global experience and expertise in a number of key business areas, as well as important new perspectives that are invaluable to the Committee.
Compensation Committee
The Compensation Committee is appointed by the Board to: (i) review and approve corporate goals relevant to compensation for executive officers; (ii) evaluate executive officer performance and, in light of that performance, approve annual and long-term compensation; (iii) administer incentive stock plans; and (iv) approve or recommend executive incentive compensation plans and equity-based plans in which executive officers and members of the Board participate. The Committee also discusses succession planning with the Co-CEOs and other executive officers and periodically reports its views on succession to the full Board, giving due consideration to succession in the event of an emergency or unanticipated retirement of key executive officers. The Committee conducts an annual self-evaluation and has determined in connection with past self-evaluations that both its processes and the performance of its functions were appropriate.
The Compensation Committee has full authority over compensation of the executive officers of the Company. This authority is not delegated to any other person.
The Committee annually reviews and, if appropriate, resets the compensation of the Company’s executive officers taking into account, among other factors, years of service; level of experience; individual areas of responsibility; the annual rate of inflation; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. The Committee considers recommendations from senior management in the course of its review.
In 2021, senior management engaged an outside compensation consultant, Compensation Advisory Partners LLC (CAP), to provide current market research and analyses against which executive compensation programs and proposals could be evaluated. Senior management worked with CAP to make recommendations regarding executive compensation that are consistent with the Company’s objectives. CAP reported directly to senior management and, in turn, senior management presented data, analysis and recommendations to the Compensation Committee for review and consideration. CAP did not engage directly with the Compensation Committee or the Board.
For 2021, the aggregate fees paid to CAP for its advice and recommendations on the amount and form of executive compensation was $102,902, and the aggregate fees for other additional services it provided was $1,115.
The Committee has authority to retain, appoint, compensate and oversee the work of compensation advisers and require the Company to provide reasonable compensation to such advisers as determined by the Committee. Neither the Committee nor the Board has retained compensation consultants to assist it in determining the amount or form of compensation for executive officers or directors. When applicable, the Committee will conduct independence assessments of compensation advisers who provide advice to the Committee in accordance with the independence factors established by the NYSE, as then in effect.
The Committee also reviews and assesses the compensation paid to non-employee members of the Board and recommends to the Board any changes the Committee believes are appropriate.

Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee is appointed by the Board to: (i) identify individuals qualified to become Board members; (ii) assist the Board in reviewing the independence, skills and characteristics of Board members, as well as the size, composition and leadership structure of the Board and its Committees; (iii) recommend to the Board the director nominees for the next annual meeting of shareholders and to fill any vacancies on the Board; (iv) recommend to the Board nominees for each committee of the Board; and (v) oversee the governance of the Company, including recommending to the Board the Corporate Governance Guidelines for the Company.
While the Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for the Board. The Committee seeks a mix of skills and experience on the part of Board members that will maximize the Board’s effectiveness. Among attributes the Committee takes into account are: integrity; leadership and policy making experience; business and financial expertise; government or community service; diversity of experience, background and perspectives; and the ability to act in the best interests of all shareholders. None of the attributes is given any particular weight in selecting a candidate. The Committee does not have a policy with respect to director diversity, but considers diversity, in its broadest sense, in selecting candidates who have a mix of experiences, backgrounds and perspectives that will enhance the quality of the Board’s interactions and decisions. The Committee also seeks to have candidates with a diversity of backgrounds, perspectives and experience that complement the backgrounds, perspectives and experience of others on the Board. Director candidates should be committed to representing the long-term interests of all of the shareholders and should not have any interests which conflict with service with the Company. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. The Committee conducts an annual self-evaluation and has determined in connection with past self-evaluations that both its processes and the performance of its functions were appropriate.
The Committee will consider candidates recommended by shareholders for consideration as directors on the same basis it evaluates other candidates. Any shareholder wishing to recommend a candidate for consideration should write to the Chair of the Nominating/Corporate Governance Committee in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.
Code of Conduct
The Board has adopted a Code of Conduct which is applicable to all directors and employees, including the Company’s principal executive, financial and accounting officers. The Company has posted the Code of Conduct on its website, www.markel.com/our-governance. The Company intends to satisfy applicable disclosure requirements regarding an amendment to, or waiver from, a provision of the Code of Conduct that applies to the Company’s principal executive, financial and accounting officers, by posting such information on its website, www.markel.com/our-governance.
Review of Transactions with Related Persons
The Board has adopted a written Related Party Transactions Policy pursuant to which the Nominating/Corporate Governance Committee is responsible for conducting a reasonable prior review of all related party transactions for potential conflicts of interest. The Committee must prohibit a transaction if it determines the transaction to be inconsistent with the interests of the Company and its shareholders. Under the policy, a related party transaction is a transaction required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.
In addition to the Related Party Transaction Policy, executive officers and directors must also comply with the Company’s Code of Conduct. Under the Code of Conduct, executive officers and directors should avoid actual or apparent conflicts of interest, and any potential conflict of interest or waiver that involves an executive officer or director must be approved by the Board or the Nominating/Corporate Governance Committee.
Certain Transactions
Anthony F. Markel and Steven A. Markel are directors and employees of the Company. In 2021, total compensation for them as employees was approximately $276,618 and $277,174, respectively. They did not receive any compensation for their service as directors of the Company.
Mr. Gayner’s spouse is employed by a Company subsidiary as President and Chief Executive Officer. In 2021, total compensation to Mr. Gayner’s spouse was approximately $450,830.
Mr. Martin’s son is employed by a Company subsidiary as Senior Vice President, Finance. In 2021, total compensation paid to Mr. Martin’s son was approximately $761,000.

Corporate Responsibility
The Markel Style
Markel Corporation is a diverse financial holding corporation serving a variety of niche markets. At Markel, our culture is our greatest asset and is defined by the Markel Style, a timeless statement of our values and mission that is woven into our corporate DNA. The Markel Style provides a roadmap as we strive to build an enduring organization. Within this roadmap are principles on how we interact with our stakeholders. We seek to know our customers’ needs and to provide our customers with quality products and services. We provide an atmosphere in which people can reach their personal potential and work in a spirit of teamwork. We pledge to our shareholders we will build the financial value of their company. We respect our suppliers, and we have a commitment to our communities. These words were written in 1986 and remain our guideposts today.
Key within the Markel Style is the encouragement to look for a better way to do things, to challenge management. We also seek spontaneity and flexibility and a respect for authority, but disdain for bureaucracy. Our diverse financial holding company is managed in a way to accomplish these principles. Each of our businesses operates with a high degree of autonomy so long as they operate within the principles of the Markel Style. This allows our managers to make decisions that are best for their employees, customers, and communities, as well as our shareholders.
We illustrate in further detail in the paragraphs below a variety of the ways in which our principal business, which underwrites specialty insurance products, is operated consistent with the Markel Style.
Our people
We have a well-developed performance-management process, which is conducted in close coordination with our multiple levels of management and leadership development training. We also encourage employees to own their career development by taking advantage of training offered through our Markel University, as well as through courses and programs outside of Markel that are offered through professional organizations, academic institutions, and similar organizations. We also have undertaken significant work over recent years to establish global leadership development programs for different levels of leadership at Markel, including partnering with various renowned business schools to create leading-edge curricula in this area.
Employee health and overall well-being is also a key priority, and we provide a range of employee and eligible partner plans and programs, including health and voluntary benefits. These offerings include a variety of financial protection programs to help our employees meet their unique investment and savings needs including life insurance, retirement savings with company contributions in most situations and an employee stock purchase plan. Comprehensive employee assistance programs are available in all our major markets along with other well-being and fitness resources.
We rely on our employees’ ideas and input to help make Markel a great place to work. For example, we conduct regular pulse surveys of employees regarding their well-being and their ideas on how we can improve employee engagement. In addition, every two years we conduct a major, global employee engagement survey, which most recently garnered 88% participation, and which enables us to identify, focus on and track progress against key engagement drivers and external norms for high performing companies. This survey has generated additional ideas for employee engagement, and we have made substantial changes and improvements in our human capital practices based on this feedback.
We are committed to embracing all aspects of diversity, including diversity of perspective, which we believe is crucial to sustainable success. Markel accordingly supports and encourages focused efforts to continue to build the diversity of our employee population and the inclusiveness of our culture. Our diversity and inclusion efforts seek to cultivate an inclusive environment in which every employee feels valued, respected and accepted. We believe this environment helps us increase creativity and innovation, foster business connections, serve our customers and maintain our market leadership.
Our global Diversity and Inclusion (D&I) Steering Committee comprises more than 15 senior managers from around the globe who are charged with advising on D&I strategy and providing leadership support and advocacy for our D&I efforts. We have a dedicated leader responsible for talent, diversity and inclusion, to further shape the D&I strategy for our global workforce, and to ensure the integration of our D&I efforts with our global talent acquisition and development processes. We recently introduced a regional scholarship program that is focused on underrepresented groups in the insurance industry and are in the process of a two-year diversity and inclusion training program, including micro learning on priority topics.
We support a range of employee-led D&I networks and resource groups that provide employee support and development, while also engaging in community outreach, including our Markel Women's Network, BEAM (Black Engagement at Markel), PRISM (LGBTQ+), Jitneys (Young Professionals), Markel Asian Professionals Network, Markel

Veterans Network, sponsorship of Dive-In (the insurance industry's annual diversity and inclusion festival), and across our international business, an Inclusion Network with connections to a number of the London market partner networks. All of these networks and organizations have put in place goals and programming that are focused on education and development, community engagement, talent acquisition and networking/support. To learn more about how we encourage career development, celebrate a diverse workforce, and recognize employees committed to a zealous pursuit of excellence, we encourage you to visit the Corporate Responsibility section on the home page at www.markel.com.
Our communities and environment
On that site, you will also find information about our continued commitment to the communities where our employees and customers live and work. Together with our employees, Markel has a strong tradition of supporting community-based, national, and international organizations whose missions align with the Markel Style. In 2021, Markel was able to maintain its historic levels of community giving and include more employees in the process of corporate giving. Corporate donations were made to more than 225 different non-profits worldwide. Additionally, 800 insurance employees supported more than 1,000 non-profit organizations globally through the Company’s matching gift program, which matches their contributions by as much as 3 to 1 in most instances.
Our commitment to our communities includes our environmental stewardship efforts. At Markel, we have a long-term view. We care deeply about the future and how our actions today affect our world tomorrow, and we continue to take steps to reduce our own impact on the environment and implement more sustainable practices. In addition, we seek ways to have a positive impact through our products and services, and established a global Environmental, Social and Governance (ESG) underwriting strategy in 2020 with the aim of helping clients reduce risk, have a positive impact on ESG issues, and encourage better risk management. Recent advances in this area include growing our renewable energy underwriting portfolio and expanding the team by recruiting new talent in 2021. Collectively, Markel’s team possesses over 50 years of experience within the renewable energy insurance market, reinforcing Markel’s commitment to leverage expertise to drive growth in this area of business, and differentiating itself from other recent entrants.
Our corporate governance
At Markel Corporation, in 2021, we continued to build on our strong governance practices.
Board Depth and Diversity. In 2021, we welcomed Greta J. Harris and Morgan E. Housel to Markel’s Board of Directors, each of whom brings a great depth of relevant experience to the Company. Three (or 23%) of our directors identify as female and three (or 23%) identify as Black or African American. In 2021, two of our directors, Lemuel E. Lewis and Harold L. Morrison, Jr. were named to Savoy magazine’s list of the 2021 Most Influential Black Corporate Directors, recognized for their executive and business leadership in national and global-leading organizations.
Our information security and privacy governance
Markel recognizes the utmost importance of a strong information security and privacy program to protect the confidentiality and integrity of data that it owns and holds. Within our insurance operations,1 the Markel information security and privacy program is led by a Chief Privacy and Information Security Officer (CPISO) who supervises a team of security and privacy employees across the globe. The global information security program leverages the Cybersecurity Framework from the National Institutes of Standards and Technology as well as industry best practices. Markel is also able to map to both ISO (International Organization for Standardization) and BSI (British Standards Institution) cybersecurity standards. The global privacy program provides privacy notices to customers, employees and its other partners regarding how Markel safeguards and uses personal information. Both programs are designed to comply with applicable laws and regulations.
In order to maintain a strong program, Markel uses a variety of controls and technology tools designed to identify, detect, prevent, respond and recover from security threats. Markel regularly tests aspects of its internal security, and it conducts security risk interviews and assessments on third parties with whom it does business, depending on the nature of the relationship. The Company undergoes regular security audits. The CPISO participates as part of the Company’s Enterprise Risk Management group where information security risks and mitigation strategies are addressed. She also updates the Board on information security matters several times per year. Markel also participates in the Financial Services Information Sharing and Analysis Center to share information about the latest cyber threats and preparedness measures. Markel also shares threat intelligence information with other partners. Markel also has an Incident Response Plan as well as a Crisis Management Plan that covers cyber events. An internal team engages in tabletop exercises several times per year in order to enhance preparedness for such situations.
1 Markel Corporation is a diverse financial holding company and its Markel Ventures, State National and Nephila Holdings businesses are independently managed with respect to their information security and privacy programs.

Over the last three years, Markel has not experienced any material information security breaches. Therefore net expenses, penalties and settlements incurred from information security breaches are insignificant relative to total revenue. Markel believes that information security and privacy risks are the responsibility of all employees and our Code of Conduct specifically requires employees to maintain the confidentiality of information. Markel has a training program covering all security and privacy disciplines. In addition, all employees are required to certify annually receipt of policies on acceptable use and enterprise information security. Contractors are required to provide certain representations and certifications relating to information security.
For More Information
For more information about Markel’s commitments to corporate responsibility, please visit the Corporate Responsibility section on the home page of www.markel.com.

COMMITTEE REPORTS
Report of the Audit Committee
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP. The Audit Committee also has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and has discussed KPMG’s independence with KPMG. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by KPMG is compatible with maintaining independence and has discussed with KPMG its independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
The Audit Committee performs the oversight role assigned to it by the Board in its charter. Management, under the oversight of the Audit Committee, is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures as well as the establishment and maintenance of programs and controls designed to prevent, deter and detect fraud, all designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for expressing an opinion about whether the financial statements that have been prepared by management with the oversight of the Audit Committee are presented fairly, in all material respects, in conformity with U.S. GAAP. The independent registered public accounting firm is also responsible for expressing an opinion about whether the Company maintained, in all material respects, effective internal control over financial reporting based on established criteria. The applicable established criteria are those in the Internal Control - Integrated Framework (2013) issued by COSO (the Committee of Sponsoring Organizations of the Treadway Commission). These audits are conducted in accordance with the professional standards of the Public Company Accounting Oversight Board. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Members of the Audit Committee
Lemuel E. Lewis, Chair, Mark M. Besca, K. Bruce Connell, Greta J. Harris,
Harold L. Morrison, Jr., Michael O’Reilly and A. Lynne Puckett
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Members of the Compensation Committee
Diane Leopold, Chair, K. Bruce Connell,
and Harold L. Morrison, Jr.

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s business model builds shareholder value over the long term by generating (i) underwriting profits from our insurance operations, (ii) investment returns from our fixed income and equity portfolios, and (iii) earnings from our ownership interests in various businesses outside of the insurance marketplace. The Company’s objective is for its employees, including the Company’s executive officers, to earn market competitive base salaries and benefits, and to varying degrees based on career level, have the opportunity to earn significant incentives based on short and long term performance. The Company also places a strong emphasis on equity ownership, with the expectation that this results in employees thinking and managing the business like owners.
Compensation Philosophy
The Company’s current compensation philosophy is informed by our management philosophy and by the results of a comprehensive, organization-wide global compensation review that management conducted in 2018. The Markel Style, spirit of innovation, excellence, and teamwork are the foundation of our way of working. Among other things, this involves trust and respect for the abilities of fellow decision makers, challenging the status quo and looking for better ways of doing things.
Our compensation framework and its intended purpose is based on the following principles and objectives:
•Long Term Perspective: Our overriding perspective is a long term one and correspondingly we believe in using performance metrics based over a multi-year period to incent long term decision making and the creation of shareholder value.
•Ownership Mentality: We believe granting performance-based incentive compensation in the form of RSUs to senior leaders including all executive officers using multi-year performance metrics align their interests with those of our shareholders. We also encourage executive officers to amass and maintain a meaningful amount of stock ownership in the Company.
•Pay for Performance: Our compensation programs are designed to incent and reward superior performance. Payouts under the various programs vary with performance against annual Company goals, individual objectives and long term metrics. We believe that performance-based incentive compensation should comprise the vast majority of executive officer target compensation. Significant differentiation of reward based on performance levels is strongly encouraged across the Company.
•Industry Competitive: Total rewards must be competitive in the markets where we compete for talent in order to attract, motivate, reward and retain high quality individuals at all levels. Compensation should fairly reflect an employee’s level of responsibility, authority and contribution.
•Global standards: In support of the global nature of our business, our compensation frameworks and programs are designed to provide alignment and integration across the geographies in which we operate.
The following discussion examines each of the key elements of compensation, how they are determined, and how they fit within the overall compensation structure.
Base Salary and Benefits
In general, base salary levels for our executive officers are set by the Compensation Committee of the Board at levels believed to be sufficient to attract and retain qualified executives when considered with other components of the Company’s compensation structure. The Compensation Committee has not retained a compensation consultant to assist it in determining appropriate compensation levels and has not engaged in any formal benchmarking processes. The Committee has instead relied on the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the Company, as well as information available to the members of the Compensation Committee from sources both within and outside the Company, including data, analysis and recommendations presented by senior management in consultation with CAP (the outside compensation consultant engaged by senior management).
In addition, the Compensation Committee takes into account: years of service; level of experience; individual areas of responsibility; the annual rate of inflation; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. Because of the significant incentive opportunities available to managers of the Company’s subsidiaries based on underwriting performance, the Committee also evaluates total compensation to executive officers to ensure overall fairness.

The named executive officers, as identified under “Executive Compensation” below, are Thomas S. Gayner, Co-Chief Executive Officer, Richard R. Whitt, III, Co-Chief Executive Officer, Robert C. Cox, President and Chief Operating Officer, Insurance Operations, Michael R. Heaton, President, Markel Ventures, Bradley J. Kiscaden, President and Chief Administrative Officer, Insurance Operations and Jeremy A. Noble, Senior Vice President and Chief Financial Officer.
In 2021, in recognition of the value of their contributions and the importance of fairly and appropriately incenting them, the Compensation Committee approved base salary increases for Messrs. Gayner, Whitt, Heaton and Noble as follows:

	Salary Increases		Annual Base Salary
Name	February 22, 2021	August 23, 2021	At December 31, 2021
Thomas S. Gayner	$50,000	—	$1,050,000
Richard R. Whitt, III	$50,000	—	$1,050,000
Michael R. Heaton	$50,000	$75,000	$575,000
Jeremy A. Noble	$50,000	—	$600,000
The Company offers a competitive package of employee retirement and welfare benefits, in which executive officers participate on the same basis as other salaried employees. The Company’s Retirement Savings Plan is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the Code). Each of the named executive officers participated in the plan in 2021 and received the maximum Company contribution under the plan of $26,100 for the year. Other than the Deferral Plan described below, there is no supplemental benefit plan for executive officers with respect to the Retirement Savings Plan or any employee welfare plan.
Deferral Plan
In November 2015, the Board, upon the recommendation of the Compensation Committee, adopted The Markel Corporation Voluntary Deferral Plan (as amended, the Deferral Plan), which became effective April 1, 2016. Subsequently, the Board, upon recommendation of the Compensation Committee, adopted amendments to the Deferral Plan, which became effective January 1, 2019 and January 1, 2020, respectively. The Deferral Plan is an unfunded, nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees of the Company, including the Company’s named executive officers. Below is a brief description of the terms and conditions of the Deferral Plan.
The Deferral Plan is an account-based plan that allows participants to defer voluntarily the payment of current compensation to future years. The Deferral Plan permits each participant to defer up to 30% of base salary and up to 75% of any annual cash award and performance-based cash compensation, which amounts would be credited to an account established for the participant under the Deferral Plan. The amounts credited to a participant’s account will always be fully vested.
Amounts credited to a participant’s account will be indexed to one or more deemed investment alternatives chosen by the participant from a range of alternatives available under the Deferral Plan. Each participant’s account will be adjusted to reflect gains and losses based on the performance of the selected investment alternatives. A participant may elect to receive distributions from the Deferral Plan: (1) upon separation from service, in either a lump sum or installment payments over three, four, or five years, as elected by the participant; (2) when a participant reaches a certain age; or (3) on dates specified by the participant between three and fifteen years, in either case, in the future with such in-service distribution payments made in either a lump sum or annual installments over a term of either five, ten or fifteen years, as elected by the participant. The participant’s distribution election regarding in-service payments will be subject to override upon the participant’s death with a lump sum payment. There will be a six month delay for commencement of payment upon termination of employment to any “specified employee” as defined under Internal Revenue Code Section 409A.
The Compensation Committee is the administrator of the Deferral Plan.
There are no amounts payable to any named executive officer under the Deferral Plan for 2021.

Employee Stock Purchase Plan
In 2021, the Company offered its employees and non-employee directors the opportunity to participate in the Company’s 2020 Employee Stock Purchase Plan (the 2020 Stock Purchase Plan). The plan includes a component that is intended to qualify as an “employee stock purchase plan” under the Internal Revenue Code (the Qualified Plan Component), in addition to a component that will not qualify as an “employee stock purchase plan” under the Internal Revenue Code (the Non-Qualified Plan Component). The 2020 Stock Purchase Plan offers employees and non-employee directors the ability to purchase our Common Stock through payroll deductions or lump-sum payments, as applicable, at a discount (a 15% discount under the Qualified Plan Component and a 10% discount under the Non-Qualified Plan Component). As noted above, non-employee directors are only eligible to participate in the Non-Qualified Plan Component.
Incentive Compensation
The Company’s incentive compensation program for executive officers generally consists of two elements-cash incentive compensation paid under the Executive Bonus Plan (the Non-Equity Incentive Plan) and RSUs issued under (i) the 2016 Equity Incentive Compensation Plan (the Equity Incentive Plan) if after April 1, 2016, (ii) the 2012 Equity Incentive Compensation Plan if after April 1, 2012 but before April 1, 2016, or (iii) the Omnibus Incentive Plan if before April 1, 2012. All executive officers participate in the Non-Equity Incentive Plan. All executive officers were also eligible to receive RSUs for 2021.
Awards to the named executive officers under both the Non-Equity Incentive Plan and the Equity Incentive Plan for 2021 performance were subject to the achievement of pre-established performance goals based on two equally-weighted performance criteria: (1) the compound annual growth rate (CAGR) in the Company’s book value per share, and (2) the CAGR in the Company’s total shareholder return, both over the five-year period from 2017 to 2021.
The Company believes that consistent increases in book value enhance the value of the Company and, over time, benefit shareholders through higher stock prices. For this reason, the Company uses growth in book value per share as a performance metric (which includes all underwriting, operating, and investing results) over a period of several years. The calculations of the CAGR in book value per share may be modified by the Compensation Committee to reflect transactions not in the ordinary course, which may affect book value including, but not limited to, share issuances or conversions, share repurchases, dividends, and capital or other transactions affecting book value.
Use of the metric of growth in total shareholder return is meant to acknowledge the participants’ role in formulating and implementing the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the Board. As the Company has continued to expand and diversify its operations beyond underwriting and investing, the Compensation Committee recognizes that book value per share does not capture all of the economic value in the Company’s business, as a growing portion of the Company’s operations are not recorded at fair value or otherwise captured in book value. In particular, total shareholder return is meant to more appropriately capture the intrinsic value of the Company’s Markel Ventures operations, whose value arguably is not captured in the Company’s book value due to the fact that Markel Ventures companies are not represented on the Company’s balance sheet at “market” but instead at historic cost. Since 2005, the Company has acquired controlling interests in various businesses that operate outside of the specialty insurance marketplace through its wholly owned subsidiary Markel Ventures, Inc. Though the value of the Markel Ventures operations is difficult to quantify with exact precision, the Compensation Committee believes the value of those operations is captured in the market price of the Company’s stock over time. For the 2021 performance year, the CAGR in total shareholder return was calculated using the Company’s closing common stock price on December 31, 2016 and comparing it to the Company’s closing common stock price on December 31, 2021.
The five-year performance period underscores the Company’s long-term perspective and incents and rewards long-term, rather than short-term, decision making and behavior and provides balance between line of sight for actions currently being taken and a long-term perspective in managing the Company’s operations. In addition, using a longer-term measurement period does not encourage the taking of excessive or unnecessary risks in order to earn incentive compensation. The Compensation Committee believes using such a long performance period aligns management’s interests with those of shareholders who are interested in long-term value creation.
The named executive officers have the potential to receive a majority of their total compensation in the form of incentive compensation. Moreover, if the Company achieves excellent performance over a multi-year period, a substantial majority of their total compensation would be in the form of incentive compensation. While the Company believes it is important to provide incentive compensation at these levels, it believes it is also important to require sustained performance to achieve maximum payouts.

Non-Equity Incentive Plan
The Non-Equity Incentive Plan was approved in May 2018 by the Board upon the recommendation of the Compensation Committee. The Non-Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive awards thereunder and to determine the type of award and its terms and conditions in accordance with the Non-Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive awards under the Non-Equity Incentive Plan. The Non-Equity Incentive Plan was originally designed so that payments would qualify under the performance-based exception to the $1,000,000 deduction limit under Section 162(m) of the Code, although this exception was eliminated effective January 1, 2018.
The performance criteria for 2021 for the named executive officers related to growth in book value per share and total shareholder return. The tables below under “Non-Equity Awards and Equity Awards - Performance Criteria” set forth the grids approved by the Compensation Committee for determining the performance modifiers to be used to calculate the cash awards payable for 2021 performance based on various levels of growth in book value and total shareholder return and shows the potential value of cash awards, expressed as a percentage of target potential. The performance modifiers for the 2021 performance year were as set forth in the table below under “Non-Equity Awards and Equity Awards - Performance Modifier.”
The target potential for each named executive officer for the 2021 performance year was as set forth in the award table below under “Payouts for 2021 Performance.” The named executive officers receive the appropriate payment at the end of the performance period if, as applicable, the performance criteria and other terms and conditions of the award are met. Awards are payable in cash.
In addition, the Compensation Committee reserves the right to approve supplementary cash awards outside of the Non-Equity Incentive Plan in the case of growth in book value per share exceeding 17% or other special circumstances.
Equity Incentive Plan
The Equity Incentive Plan was approved by shareholders in May 2016 at the Annual Meeting of Shareholders. The Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees who are executive officers to receive equity awards made thereunder and to determine the type of award and its terms and conditions in accordance with the Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive equity awards under the Equity Incentive Plan. The Compensation Committee has delegated to the Co-CEO’s, or either of them, the authority to select eligible employees within our insurance operations who are not executive officers to participate in the Equity Incentive Plan at set levels based on the employee’s position within the Company’s career framework for such employees.
The performance criteria for 2021 for the named executive officers related to growth in book value per share and total shareholder return. The Compensation Committee approved performance-based equity awards, payable in RSUs, in February 2022 for the named executive officers, as well as other members of management of the Company and its subsidiaries. The tables below under “Non-Equity Awards and Equity Awards - Performance Criteria” set forth the grids approved by the Compensation Committee for determining the performance modifiers to be used to calculate the equity awards payable for 2021 performance based on various levels of growth in book value achievement and shows the potential value of equity awards, expressed as a percentage of target potential. The performance modifiers for the 2021 performance year were as set forth in the table below under “Non-Equity Awards and Equity Awards - Performance Modifier.”
The target potential for each named executive officer for the 2021 performance year was as set forth in the award table below under “Payouts for 2021 Performance.” Equity awards are payable in RSUs. Each RSU represents the right to receive one share of Common Stock. After an RSU is granted, the RSU is subject to a vesting schedule, usually cliff vesting after a three-year period. Paying a substantial portion of incentive compensation in RSUs has the advantage of both increasing the named executive officers’ equity ownership in the Company (which is aligned with the Company’s emphasis on equity ownership by employees) and furnishing a retention incentive (i.e., the named executive officer must remain employed by the Company in order to be assured of vesting in the stock).
The Equity Incentive Plan does not allow for stock options.

Payouts for 2021 Performance
The five-year CAGR in the Company’s book value per share from January 1, 2017 through December 31, 2021, adjusted as described above under “Incentive Compensation,” was 11%, and the five-year CAGR in the Company’s total shareholder return from January 1, 2017 through December 31, 2021, was 6%. Based on the performance grids set forth below under “Non-Equity Awards and Equity Awards”, the performance modifier used to determine awards for the named executive officers under Non-Equity Incentive Plan and 2016 Equity Incentive Plan for 2021 performance was 75%, determined as follows:
•The performance modifier (expressed as a percentage of target potential) for each individual performance criteria (book value per share and total shareholder return) were added together to arrive at the total award performance modifier (expressed as a percentage of target potential):

Performance Criteria	5-Year CAGR	Performance Modifier Expressed as a Percentage of Target Potential
Book Value Per Share	11%	55%
Total Shareholder Return	6%	20%
	Total Performance Modifier:	75%
Cash awards and equity awards for the named executive officers under the Non-Equity Incentive Plan and the 2016 Equity Compensation Plan, respectively, for the 2021 performance year were as follows, based on a 75% performance modifier:

	Target Potential Expressed as a Percentage of Base Salary		Actual Award Expressed as a Percentage of Base Salary (calculation below)
Name	Cash Award	Equity Award	Cash Payout	Equity Grant
Thomas S. Gayner	150%	300%	112.5%	225%
			(75% x 150%)	(75% x 300%)
Richard R. Whitt, III	150%	300%	112.5%	225%
			(75% x 150%)	(75% x 300%)
Robert C. Cox	150%	150%	112.5%	112.5%
			(75% x 150%)	(75% x 150%)
Michael R. Heaton	100%	100%	75%	75%
			(75% x 100%)	(75% x 100%)
Bradley J. Kiscaden	150%	150%	112.5%	112.5%
			(75% x 150%)	(75% x 150%)
Jeremy A. Noble	100%	150%	75%	112.5%
			(75% x 100%)	(75% x 150%)
Retention Awards
For recruitment and retention purposes, grants of RSUs have been made under the Equity Incentive Plan, the 2012 Equity Incentive Compensation Plan, or the Omnibus Incentive Plan, from time to time as circumstances warrant. No retention awards were made in 2021 to any of the Company’s named executive officers.
Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management. The Board has adopted stock ownership guidelines that require the Co-CEOs to acquire and maintain ownership of Common Stock with a value at least equal to five times base salary and other members of senior management to acquire and maintain ownership of Common Stock with a value at least equal to one to three times base salary, depending on position. RSUs subject to vesting requirements are counted as owned shares for purposes of the guidelines. Newly hired or newly promoted executives are expected to reach these minimum levels of ownership within five years. All persons who were executive officers in 2021 currently meet or exceed these guidelines, as applicable.
Perquisites
The Company provides limited perquisites to its executive officers. In 2021, each of the named executive officers received less than $10,000 in perquisites and personal benefits.

Employment Agreements
The Company has entered into employment agreements with each of the named executive officers using a template employment agreement for the Company’s executive officers that the Compensation Committee originally adopted in 2018 and subsequently re-approved in 2021 with minor revisions. Each of the employment agreements provides assurances to the Company with regard to the availability of the named executive officer’s services, provides protection for the Company’s confidential information and trade secrets, and restricts the ability of the named executive officers to compete with the Company during their employment and after its termination. In return, the named executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the Company other than for “cause.” For this purpose, “cause” includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company.
In addition, each of the named executive officers are provided additional assurances following a Change in Control. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without cause or if they chose to terminate their employment for “Good Reason.” See “Potential Payments Upon Termination or Change in Control” for a description of the benefits payable and for definitions of these terms. This additional “double trigger” protection has been provided to these executives because they are considered more vulnerable in a Change in Control context due to their positions with the Company, their relative levels of equity ownership and the stage of their careers.
None of the employment agreements with the named executive officers include provisions for tax gross-ups, in respect of the “parachute payment” tax imposed by Section 280G of the Code or otherwise.
Tax and Accounting Treatment
Section 162(m) of the Code imposes a $1,000,000 limit on the amount of U. S. compensation that will be deductible for U. S. tax purposes by the Company with respect to each of the Chief Executive Officers, Chief Financial Officer, and the three other most highly compensated executive officers (the “Covered Employees”). The Tax Cuts and Jobs Act eliminated the exception for performance based compensation to the Section 162(m) deduction limit, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our Covered Employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief under the Tax Cuts and Jobs Act. Specifically, transition relief provides that changes to Section 162(m) do not apply to compensation under “written binding contracts” in effect as of November 2, 2017, so long as the contracts are not materially modified after that date.
Compensation expense with respect to RSUs under the Equity Incentive Plan, the 2012 Equity Incentive Compensation Plan and the Omnibus Incentive Plan is fixed for accounting purposes based on the fair value of the award at the grant date, i.e., the date on which the Compensation Committee determines the number of RSUs to be awarded. The compensation expense generally is recognized over the period ending when the awards vest.
Clawback Policy
In February 2013, the Board approved the adoption of the Markel Clawback Policy. If financial results filed with the SEC are restated due to material non-compliance resulting from fraud or intentional misconduct, the Board or an independent Board committee will review performance-based compensation paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. To the extent permitted by applicable law, the Board or an independent Board committee will seek, as it deems appropriate, the recovery on behalf of the Company of any performance-based compensation paid to executive officers whose conduct directly caused the need for restatement. The foregoing will be in addition to seeking any amounts the principal executive officer and principal financial officer may be required to repay under applicable laws.
This Clawback Policy will be reviewed once final rules regarding clawback requirements are released under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and will be amended in order to comply with such requirements and any other “clawback” provisions required by law or the listing standards of the NYSE.
Say on Pay and Say on Frequency Votes
Currently shareholders have the opportunity every year to cast a non-binding advisory vote to approve executive compensation (Say on Pay). At the 2021 Annual Meeting, more than 97% of the votes cast approved the Company’s executive compensation program. Shareholders also are asked at least once every six years to vote, on a non-binding advisory basis, on how often a Say on Pay vote should be held (Say on Frequency). At the 2017 Annual Meeting of Shareholders, approximately 89% of the votes cast were in favor of holding future say on pay votes every year. The next Say on Pay vote will occur at the 2023 Annual Meeting of Shareholders. The next Say on Frequency vote is expected to occur in 2023.

EXECUTIVE COMPENSATION
As set forth in Item 402(a) of Regulation S-K, the named executive officers for which we are required to disclose certain compensation information in this Proxy Statement are to include:
•All individuals who served as the Company’s principal executive officer (PEO) at any time during 2021;
•All individuals who served as the Company’s principal financial officer (PFO) at any time during 2021; and
•The Company’s three most highly compensated executive officers, other than the PEO and PFO, who were serving as executive officers at the end of 2021.
Based on the foregoing, the named executive officers identified in this Proxy Statement include the following individuals:
•Thomas S. Gayner and Richard R. Whitt, III, each of whom served as a co-PEO of the Company (Co-PEO) during 2021;
•Jeremy A. Noble, who served as the Company’s PFO during 2021; and
•Robert C. Cox, Michael R. Heaton and Bradley J. Kiscaden, the Company’s three most highly compensated executive officers, other than the PEO and PFO, who were serving as executive officers at the end of 2021.
SUMMARY COMPENSATION TABLE
The following table provides compensation information for the Company’s Co-PEOs, PFO and other named executive officers for services in their capacities as such for 2021 and preceding years, where applicable.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Compensation

Thomas S. Gayner Co-Chief Executive Officer	2021	$1,043,269	—	$2,362,500	$1,181,250	—	$37,584	$4,624,603
	2020	$1,000,000	—	$2,100,000	$1,050,000	—	$33,420	$4,183,420
	2019	$1,000,000	—	$2,375,000	$1,425,000	—	$32,682	$4,832,682
Richard R. Whitt, III Co-Chief Executive Officer	2021	$1,043,269	—	$2,362,500	$1,181,250	—	$28,422	$4,615,441
	2020	$1,000,000	—	$2,100,000	$1,050,000	—	$27,972	$4,177,972
	2019	$1,000,000	—	$2,375,000	$1,425,000	—	$27,522	$4,827,522
Robert C. Cox President and Chief Operating Officer, Insurance Operations	2021	$750,000	—	$843,750	$843,750	—	$29,664	$2,467,164
	2020	$750,000	—	$787,500	$787,500	—	$29,214	$2,354,214
	2019	$750,000	—	$900,000	$900,000	—	$24,333	$2,574,333
Michael R. Heaton President, Markel Ventures	2021	$520,673	—	$431,250	$431,250	—	$26,896	$1,410,069

Bradley J. Kiscaden President and Chief Administrative Officer, Insurance Operations	2021	$750,000	—	$843,750	$843,750	—	$28,422	$2,465,922
	2020	$750,000	—	$787,500	$787,500	—	$27,972	$2,352,972
	2019	$734,615	$46,154	$881,538	$881,538	—	$27,522	$2,571,367
Jeremy A. Noble Senior Vice President and Chief Financial Officer	2021	$593,269	—	$675,000	$450,000	—	$28,993	$1,747,262
	2020	$542,308	—	$577,500	$385,000	—	$115,944	$1,620,752
	2019	$488,462	—	$464,038	$464,038	—	$25,722	$1,442,260

Discussion
In accordance with applicable rules of the SEC, the Summary Compensation Table omits information regarding group life, health, hospitalization and medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors and that are available generally to all salaried employees.
Amounts shown under “Stock Awards” are RSUs awarded based on the achievement of performance goals. The amounts represent the fair value of the awards determined at the time of grant and recognized by the Company for financial reporting purposes under FASB ASC Topic 718, Compensation-Stock Compensation. Non-Equity Incentive Plan Compensation consists of amounts paid under the Company’s Non-Equity Incentive Plan. See “Grants of Plan-Based Awards—Non-Equity Awards” for a discussion of these payments and to compare amounts actually paid out as reflected in the Summary Compensation Table with potential payouts at various performance levels.
Amounts shown under “All Other Compensation” for 2021 include the following: the Company’s contributions under the Company’s Retirement Savings (401(k)) Plan in the amount of $26,100 for each named executive officer and the dollar value of insurance premiums paid by the Company on behalf of each named executive officer, which is in each case less than $10,000. Each of the named executive officers received less than $10,000 in perquisites and personal benefits in 2021. The named executive officers reimbursed the Company for the Company’s incremental cost related to any personal travel on aircraft chartered by the Company, and thus no amounts are included because there was no incremental cost to the Company. On occasion during 2021, if seating was available, certain of the named executive officers were accompanied by a spouse or significant other on business trips using an aircraft chartered by the Company, but no amounts are included because there was no incremental cost to the Company.
GRANTS OF PLAN-BASED AWARDS

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				[a]	Estimated Possible Payouts Under Equity Incentive Plan Awards			[b]	All Other Stock Awards: Number of Units	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum		Threshold	Target	Maximum

Thomas S. Gayner	2/16/2021	$630,000	$1,575,000	$3,150,000		$1,260,000	$3,150,000	$6,300,000
	2/15/2022									1,874	$2,362,500
Richard R. Whitt, III	2/16/2021	$630,000	$1,575,000	$3,150,000		$1,260,000	$3,150,000	$6,300,000
	2/15/2022									1,874	$2,362,500
Robert C. Cox	2/16/2021	$450,000	$1,125,000	$2,250,000		$450,000	$1,125,000	$2,250,000
	2/15/2022									669	$843,750
Michael R. Heaton	2/16/2021	$230,000	$575,000	$1,150,000		$230,000	$575,000	$1,150,000
	2/15/2022									342	$431,250
Bradley J. Kiscaden	2/16/2021	$450,000	$1,125,000	$2,250,000		$450,000	$1,125,000	$2,250,000
	2/15/2022									669	$843,750
Jeremy A. Noble	2/16/2021	$240,000	$600,000	$1,200,000		$360,000	$900,000	$1,800,000
	2/15/2022									535	$675,000

[a]
For 2021, Non-Equity Incentive Plan awards for the named executive officers were subject to a cap of 200% of target potential, which is the amount shown under the “Maximum” column. The Compensation Committee reserves the right to reduce the maximum amount payable in its discretion. The Compensation Committee reserves the right to approve supplementary awards outside of the Non-Equity Incentive Plan in the case of growth in book value per share exceeding 17% or in other special circumstances.

[b]
The number of RSUs awarded is determined by dividing the dollar amount by the fair market value of Common Stock on the date that the Compensation Committee certifies that the performance goals have been met.

Discussion
When targets are set for performance-based Non-Equity Incentive Plan and Equity Incentive Plan awards, potential awards are expressed as a percentage of target potential. The Compensation Committee reserves the right to approve supplemental awards in the case of growth in book value per share exceeding 17% or more in specific circumstances.
The table above shows all grants of awards made under the Non-Equity Incentive Plan and the Equity Incentive Plan, respectively, during 2021.
•The “Grant Date Fair Value of Stock Awards” column shows the fair value of awards actually made in 2022 for 2021 for financial reporting purposes. The remaining columns represent compensation that was potentially payable for 2021.
•Amounts shown in the “Non-Equity Incentive Plan Awards” and “Equity Incentive Plan Awards” columns for all named executive officers reflect potential payouts for 2021 to each named executive officer at threshold, target and maximum performance levels. To compare these potential payouts with amounts actually paid, see the discussion below under “Non-Equity Awards and Equity Awards.”
•The awards dated 2/15/2022 and shown for the named executive officers under “All Other Stock Awards” column represent the actual payout made in 2022 for 2021 performance.
Non-Equity Awards and Equity Awards
For 2021, all named executive officers were eligible to receive:
•Performance-based cash awards under the Company’s Non-Equity Incentive Plan, expressed as a percentage of target potential; and
•Performance-based equity awards, payable in RSUs, approved by the Compensation Committee, expressed as a percentage of target potential. Each RSU represents the right to receive one share of Common Stock.
Performance Criteria
For all named executive officers, potential cash awards and potential equity awards were based on a 50/50 weighting of the CAGR of the two performance criteria, book value per share of Common Stock and total shareholder return, as set forth in the grid below.

5-Year CAGR	Book Value Per Share as a % of Target Potential	Total Shareholder Return as a % of Target Potential	Total Award as a % of Target Potential

Under 6%*	0 - 20%	0 - 20%	0 - 40%
6%	20%	20%	40%
7%	30%	30%	60%
8%	40%	40%	80%
9%	45%	45%	90%
10%	50%	50%	100%
11%	55%	55%	110%
12%	60%	60%	120%
13%	70%	70%	140%
14%	80%	80%	160%
15%	90%	90%	180%
16%	100%	100%	200%
17% or more**	Discretionary	Discretionary	Discretionary

*	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an award is merited based upon relevant facts and circumstances.
**	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an additional award is merited based upon relevant facts and circumstances.

Performance Modifiers
As noted under “Payouts for 2021 Performance” above: (a) the five-year CAGR in book value per share from January 1, 2017 through December 31, 2021, adjusted as described above under “Incentive Compensation,” was 11%, and the five-year CAGR in total shareholder return from January 1, 2017 through December 31, 2021, was 6%; and (b) based on the performance grids set forth above, the performance modifiers used to determine awards under Non-Equity Incentive Plan and 2016 Equity Incentive Plan for 2021 performance were as follows for all of the named executive officers:

Performance Criteria	5-Year CAGR	Performance Modifier Expressed as a Percentage of Target Potential
Book Value Per Share	11%	55%
Total Shareholder Return	6%	20%
	Total Performance Modifier:	75%
Awards
After taking into account the performance criteria and corresponding performance modifiers noted above, cash awards and equity awards for the named executive officers under the Non-Equity Incentive Plan and the 2016 Equity Compensation Plan, respectively, for the 2021 performance year were as follows, based on a 75% performance modifier:

	Target Potential Expressed as a Percentage of Base Salary		Actual Award Expressed as a Percentage of Base Salary (calculation below)
Name	Cash Award	Equity Award	Cash Payout	Equity Grant
Thomas S. Gayner	150%	300%	112.5%	225%
			(75% x 150%)	(75% x 300%)
Richard R. Whitt, III	150%	300%	112.5%	225%
			(75% x 150%)	(75% x 300%)
Robert C. Cox	150%	150%	112.5%	112.5%
			(75% x 150%)	(75% x 150%)
Michael R. Heaton	100%	100%	75%	75%
			(75% x 100%)	(75% x 100%)
Bradley J. Kiscaden	150%	150%	112.5%	112.5%
			(75% x 150%)	(75% x 150%)
Jeremy A. Noble	100%	150%	75%	112.5%
			(75% x 100%)	(75% x 150%)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	[c]

Thomas S. Gayner	3,731	[a]	$4,604,054
Richard R. Whitt, III	3,731	[a]	$4,604,054
Robert C. Cox	1,406		$1,735,004
Michael R. Heaton	636		$784,824
Bradley J. Kiscaden	1,406	[b]	$1,735,004
Jeremy A. Noble	892		$1,100,728

[a]
Does not include 1,112 RSUs that have not been settled in shares to each of Messrs. Gayner and Whitt at December 31, 2021, but which pursuant to retention awards made in May 2010 have vested. 20% of the RSUs awarded in May 2010 vested and were issued after one year. The remaining 80% of the RSUs vested in May 2015. Of the 80% of the RSUs that vested in May 2015, 25% of the RSUs were settled in shares in July 2015 upon attaining share price targets in accordance with the terms of the award, an additional 12.5% of the RSUs were settled in shares in January 2016 upon attaining share price targets in accordance with the terms of the award. An additional 12.5% of the RSUs were settled in shares in January 2018 for Messrs. Gayner and Whitt upon attaining share price targets in accordance with the terms of the award. The remaining RSUs are payable following termination of employment. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

[b]
Does not include 833 RSUs that have not been settled in shares at December 31, 2021, but which pursuant to retention awards made in May 2010 have vested. 20% of the RSUs awarded in May 2010 vested and were issued after one year. The remaining 80% of the RSUs vested in May 2015. Of the 80% of the RSUs that vested in May 2015, 25% of the RSUs were settled in shares in July 2015 upon attaining share price targets in accordance with the terms of the award, an additional 12.5% of the RSUs were settled in shares in January 2016 upon attaining share price targets in accordance with the terms of the award. An additional 12.5% of the RSUs were settled in shares in January 2018 for upon attaining share price targets in accordance with the terms of the award. The remaining RSUs are payable following termination of employment. Violation of non-competition agreements contained in the award agreement my result in cancellation of the award, even after vesting.

[c]	Values are based on the closing price of shares of Common Stock on December 31, 2021 ($1,234.00 per share).
Discussion
The stock awards reflected in the table are RSUs granted under the Company’s Equity Incentive Plan. For each of the named executive officers, the number of shares also includes RSUs awarded for performance in 2019 and 2020. The RSUs awarded for performance in 2019 and 2020, respectively, will vest as follows:

	RSUs Awarded for Performance in 2019	RSUs Awarded for Performance in 2020
	Vesting Time	Vesting Time
Name	December 2022	December 2023	February 2024
Thomas S. Gayner	1,790	1,941	—
Richard R. Whitt, III	1,790	1,941	—
Robert C. Cox	678	728	—
Michael R. Heaton	253	291	92
Bradley J. Kiscaden	678	728	—
Jeremy A. Noble	358	534	—
In general, unvested RSUs held by an executive officer will be forfeited upon a separation from service before the vesting date. Early vesting, in whole or in part, may occur upon an executive’s separation from service, including: due to death, disability, military service or involuntary termination without cause; the executive having satisfied certain age and service requirements at the time of separation; following a change in control; or if the Compensation Committee determines the executive had an approved termination of employment. The shares generally will be issued on the date on which the separation occurs or such other date designated in the relevant award agreement (or as soon as administratively practicable thereafter).
However, in most cases, an executive’s RSU awards, and any payments received thereunder, may be subject to cancellation and/or repayment, as applicable, if the Compensation Committee determines that, during the executive’s employment or within a specified period thereafter: (i) the executive has violated certain non-competition or non-solicitation obligations; (ii) the executive’s employment has been terminated for cause; (iii) the executive has disclosed the terms of the awards in violation of confidentiality obligations; or (iv) the executive has engaged in conduct detrimental to the interests of the Company.
Holders of RSUs are not entitled to receive any dividends before vesting and issuance of the shares underlying the RSUs.

OPTION EXERCISES AND STOCK VESTED
RSUs vested for the named executive officers in the following amounts during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting	[a]	Value Realized on Vesting

Thomas S. Gayner	0	[b]	—	bc
Richard R. Whitt, III	0	[b]	—	bc
Robert C. Cox	635		$795,139	[d]
Michael R. Heaton	221		$276,140	[c]
Bradley J. Kiscaden	664		$829,668	[c]
Jeremy A. Noble	208		$260,407	[e]

[a]	Reflects shares receivable before payment of applicable withholding taxes.
[b]	RSUs vested for each of Messrs. Gayner and Whitt in December 2021. Each of Messrs. Gayner and Whitt has deferred receipt of the shares issuable in December 2021 in respect of the RSUs. Had receipt not been deferred, each of Messrs. Gayner and Whitt would have received 1,328 shares having fair market value of $1,659,336, subject to payment of applicable withholding taxes.
[c]	Values are based on the closing price of shares of Common Stock on December 7, 2021 ($1,249.50 per share).
[d]
Values are based on (i) the closing price of 277 shares of Common Stock on September 5, 2021 ($1,255.66 per share) and (ii) the closing price of 358 shares of Common Stock on December 7, 2021 ($1,249.50 per share).

[e]
Values are based on (i) the closing price of 83 shares of Common Stock on September 5, 2021 ($1,255.66 per share) and (ii) the closing price of 125 shares of Common Stock on December 7, 2021 ($1,249.50 per share).

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions in Last Fiscal Year	[s]	Aggregate Balance at December 31, 2021	[b]
Thomas S. Gayner	$1,659,336	$3,212,386	($39,984)		$21,474,068
Richard R. Whitt, III	$1,659,336	$403,790	($39,984)		$4,205,472
Bradley J. Kiscaden	—	$167,384	—		$1,029,156

[a]
Each of Messrs. Gayner and Whitt deferred receipt of shares issuable in December 2021, and the amount shown for each of Messrs. Gayner and Whitt in this column represents shares withheld for withholding taxes. Values are based on the closing price of 32 shares of Common Stock on December 7, 2021 ($1,249.50 per share).

[b]
Includes 1,112 RSUs that have not been settled in shares to each of Messrs. Gayner and Whitt, and 833 RSUs that have not been settled in shares to Mr. Kiscaden, at December 31, 2021, but which pursuant to retention awards made in May 2010 have vested. For each of Messrs. Gayner and Whitt, the remaining 1,112 RSUs are payable only following termination of employment. For Mr. Kiscaden, the remaining 833 RSUs are payable only following termination of employment.

Discussion
Mr. Gayner has deferred receipt of shares issuable in respect to RSUs that vested in 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2012 and prior years. The aggregate number of deferred shares at December 31, 2021 was 16,293, net of withholding taxes, which are valued based on the closing price of shares of Common Stock on December 31, 2021 ($1,234.00 per share). The deferred shares will be distributed based on Mr. Gayner’s elections.
Mr. Whitt has deferred receipt of shares issuable in respect to RSUs that vested in 2021 and 2020. The number of deferred shares at December 31, 2021 was 2,296, net of withholding taxes, which are valued based on the closing price of shares of Common Stock on December 31, 2021 ($1,234.00 per share). The deferred shares will be distributed based on Mr. Whitt’s elections.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In 2021, the Company entered into amended and restated employment agreements with Messrs. Gayner, Whitt, Cox, Heaton, Kiscaden and Noble which provide for their employment as executive officers. The agreements have an initial term of approximately three years (all running until December 31, 2024) and are automatically renewed for additional terms of one year unless either party gives 90 days’ notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated the executive’s employment without cause.
Other than the initial term, each employment agreement has the same terms and conditions as the prior agreement for each named executive officer, except that the severance benefits for Messrs. Heaton and Noble, as described below, were increased from twelve months/one year to twenty-four months/two years.
Under the employment agreements, each named executive officer will:
•receive annual base salary, subject to annual review;
•be eligible for an annual cash incentive bonus, subject to performance conditions approved by the Compensation Committee of the Company’s Board of Directors, having a target value equal to a specified percentage of base salary;
•be eligible for an annual equity incentive award, subject to the approval of the Compensation Committee, having a target grant date value equal to a specified percentage of base salary; and
•be entitled to participate in the employee benefit plans and programs, including annual paid time off, generally available to other similarly situated senior executives of the Company.
The employment agreements require each named executive officer to preserve the confidentiality of the Company's confidential information, and, during the term of the agreement and for twelve months following the termination of employment, subject the executive to non-competition and non-solicitation restrictions.
The employment agreements also provide that:
•upon the executive’s death or disability, the Company will continue to pay the executive’s base salary for twelve months, and all outstanding granted equity awards will become fully vested, with performance equity awards vesting at the target level;
•if the executive’s employment is terminated by the Company for cause, then the Company's obligations under the agreement will terminate;
•if the executive resigns or voluntarily leaves, except under the circumstances described below, the Company's obligations under the agreement will terminate, subject to the terms of any applicable restricted stock unit or other equity award agreement; and
•if the executive’s employment is terminated by the Company without cause, the executive voluntarily resigns with Good Reason following a Change in Control, or the executive otherwise voluntarily resigns by virtue of a material breach by the Company, then, provided the executive complies with the confidentiality, non-competition and non-solicitation covenants in, and other applicable terms and conditions under, the agreement, (i) the Company will continue to pay the executive’s base salary commencing within 60 days after termination (or beginning six months after termination if certain provisions of Section 409A of the Internal Revenue Code of 1986, as amended, apply) and provide continued coverage under the Company's group health plan for twenty-four months, (ii) the executive will be entitled to a lump sum payment equal to the amount of the executive’s target annual cash incentive bonus, payable within 30 days following the first and second anniversaries of the termination date, and (iii) all outstanding granted equity awards held by the executive will become fully vested as of the termination date, with performance equity awards vesting at the target level.
For these purposes:
•“Good Reason” means a material decrease in the executive’s base salary; a material reduction in duties or responsibilities; a material breach of the agreement by the Company; or a change by more than 50 miles in the location from which the executive is expected to perform the executive’s duties.
•“Change in Control” means generally the liquidation or dissolution of the Company; the acquisition of 20% or more of the Company’s outstanding shares; a business combination involving the Company; or a change in a majority of the incumbent Board of the Company, in each case unless the owners of 50% or more of the Company’s outstanding voting securities before the transaction remain the owners of 50% or more of the outstanding voting securities of the Company or other resulting entity following a transaction.

The estimated payments and benefits that would be provided upon termination under the various scenarios set forth above are quantified in the following table, assuming termination of employment took place on December 31, 2021. If the executive breached the covenants in the executive’s employment agreement regarding competition or confidential information, the Company would not be obligated to continue making payments.

Name	Death or Disability	Termination for Cause or Voluntary Termination by Executive	Termination without Cause	Termination for Good Reason After Change in Control	[a]

Thomas S. Gayner
Payments	$1,050,000	—	$5,250,000	$5,250,000
Benefits	—	—	$21,208	$21,208
Richard R. Whitt, III
Payments	$1,050,000	—	$5,250,000	$5,250,000
Benefits	—	—	$31,743	$31,743
Robert C. Cox
Payments	$750,000	—	$3,750,000	$3,750,000
Benefits	—	—	—	—
Michael R. Heaton
Payments	$575,000	—	$2,300,000	$2,300,000
Benefits	—	—	$31,743	$31,743
Bradley J. Kiscaden
Payments	$750,000	—	$3,750,000	$3,750,000
Benefits	—	—	$31,743	$31,743
Jeremy A. Noble
Payments	$600,000	—	$2,400,000	$2,400,000
Benefits	—	—	$31,743	$31,743

[a]	If Messrs. Gayner, Whitt, Cox, Heaton, Kiscaden or Noble were terminated without cause following a Change in Control, they would receive payments as described in this column.
Discussion
As of December 31, 2021, Messrs. Gayner, Whitt, Cox, Heaton, Kiscaden and Noble had received equity awards under the Equity Incentive Plan that have not yet vested. If, within twelve months following a Change in Control, their employment were terminated involuntarily without cause or they voluntarily terminated employment for Good Reason, all outstanding terms and conditions on the RSUs would be deemed fully satisfied and vested.
In addition, under the circumstances described above and per the terms of the employment agreements of the named executive officers, all granted performance equity awards under the Equity Incentive Plan whose performance period has not yet been fully completed would be deemed fully vested at 100% target potential. At December 31, 2021, that would have resulted in the issuance of shares of Common Stock worth the amounts set forth in the grid below.

Name	Value of Common Stock

Thomas S. Gayner	$3,150,000
Richard R. Whitt, III	$3,150,000
Robert C. Cox	$1,125,000
Michael R. Heaton	$575,000
Bradley J. Kiscaden	$1,125,000
Jeremy A. Noble	$900,000

Equity Compensation Plan Information
The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (including Restricted Stock Units)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans	[a]

Equity Compensation Plans Approved by Shareholders	71,081	[b]	—	394,965
Equity Compensation Plans Not Approved by Shareholders	—		—	—
Total	71,081		—	394,965

[a]
This column includes 151,417 shares available for grant under the Equity Incentive Plan and an aggregate 243,548 shares available for issuance or purchase on the open market under the 2020 Stock Purchase Plan, including 122,129 shares allocated to the Qualified Component of the 2020 Stock Purchase Plan and 121,419 shares allocated to the Non-Qualified Component of the 2020 Stock Purchase Plan.

[b]
The Company has no outstanding options, warrants or rights under the Omnibus Incentive Plan, the 2012 Equity Incentive Compensation Plan or the Equity Incentive Plan. Amounts reported represent shares to be issued in respect of outstanding or vested RSUs under the Omnibus Incentive Plan, the 2012 Equity Compensation Plan and the Equity Incentive Plan, including 16,293 RSUs and 2,296 RSUs which have vested but with respect to which receipt of issued shares has been deferred by Mr. Gayner and Mr. Whitt, respectively. Since RSUs do not have an exercise price, they are not taken into account in the computation of the weighted average exercise price.

PAY RATIO
As required and set forth by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (the Pay Ratio Rule), we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of each of our Co-PEOs.
For 2021, our last completed fiscal year:
•the annual total compensation of our median employee was $42,786; and
•the annual total compensation of each of our Co-PEOs was $4,635,207 and $4,631,313, respectively.
Based on this information, for 2021, the ratio of the annual total compensation of each of our Co-PEOs to the annual total compensation of our median employee was 108.33 to 1 and 108.24 to 1, respectively.
To determine the annual total compensation of our median employee and each of our Co-PEOs, we used the following methodology and material assumptions, adjustments and estimates:
1.During 2021, there were no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Therefore, as permitted by the Pay Ratio Rule, we used the same median employee that we identified for our 2020 pay ratio to determine our pay ratio for 2021. The methodology and material assumptions, adjustments and estimates that we used to identify the median employee for the 2020 pay ratio were as follows:
a.We determined that, as of October 1, 2020, our employee population consisted of approximately 18,279 individuals working at our consolidated subsidiaries as of such date, of which approximately 15,982 were U.S. employees and approximately 2,297 were non-U.S. employees. This population consisted of full-time, part-time, temporary and seasonal employees employed on that date.
b.We selected October 1, 2020, which was the first business day occurring during the last three months of 2020, as the determination date for identifying the median employee to allow sufficient time to identify the median employee given the global scope of our operations. This approach is consistent with the approach we have taken in prior years.
c.Our employee population for determining the median employee, after taking into consideration certain adjustments allowed by the Pay Ratio Rule, consisted of approximately 17,743 individuals in the United States, United Kingdom, Dominican Republic and Canada. As permitted under the Pay Ratio Rule, we excluded 534 non-U.S. employees from the determination of the median employee to reduce the number of jurisdictions and separate payrolls, and thus the significant time and effort, involved in identifying the median employee. The number and jurisdictions of the excluded non-U.S. employees were as follows: 179 in the Netherlands, 89 in China, 82 in Bermuda, 40 in Germany, 40 in Spain, 26 in Singapore, 19 in Ireland, 14 in France, 11 in Brazil, 8 in the United Arab Emirates, 5 in Colombia, 5 in India, 5 in Mexico, 4 in Hong Kong, 2 in Argentina, 2 in Japan, 2 in Lebanon and 1 in Malaysia.
d.To identify the median employee from our employee population as of October 1, 2020, we consistently compared the amount of compensation for all our employees (excluding our Co-PEOs) included in the calculation as reflected in our payroll records for the period from January 1 to September 30, 2020 using the equivalent of Medicare taxable wages as reported in IRS Form W-2. For our employees who were paid in a currency other than U.S. dollars, these amounts were converted into U.S. dollars at the applicable exchange rates at October 1, 2020.
2.As permitted under the Pay Ratio Rule, the employee population for determining our median employee in 2021 also did not include approximately 216 employees of Buckner HeavyLift Cranes and approximately 943 employees of Metromont LLC, which we acquired in transactions that closed in August 2021 and December 2021, respectively.
3.For purposes of determining annual total compensation for 2021 for our median employee and each of our Co-PEOs, we used the same method used to determine the respective amounts reported for our Co-PEOs in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement, plus personal benefits that aggregate less than $10,000 and compensation under non-discriminatory benefit plans. For each of our Co-PEOs, this included $10,604 and $15,871, respectively, in personal benefits and compensation under non-discriminatory benefit plans not reflected in the Summary Compensation Table.

OTHER MATTERS
The Board knows of no other matters which will be brought before the meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.
SHAREHOLDER PROPOSALS
Business Proposals for Inclusion in the Proxy Materials for the 2023 Annual Meeting of Shareholders
Any shareholder desiring to make a proposal to be included in the Company’s proxy materials for the 2023 Annual Meeting of Shareholders must deliver the proposal to the Company at its principal executive offices in Glen Allen, Virginia, no later than November 24, 2022, unless the date of the 2023 Annual Meeting of Shareholders is changed by more than 30 days from May 11, 2023, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2023 Annual Meeting of Shareholders. Any such proposal must meet the applicable requirements specified in Rule 14a-8 of the Exchange Act.
Director Nominees for Inclusion in the Proxy Materials for the 2023 Annual Meeting of Shareholders
Any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of the Company’s Common Stock continuously for at least three years, is eligible to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors in office as of the last day on which notice of such nomination(s) may be given) in the Company’s proxy materials for the 2023 Annual Meeting of Shareholders. Any eligible shareholder, or group of shareholders, wishing to nominate and include director nominees in the Company’s proxy materials for the 2023 Annual Meeting of Shareholders must give notice in writing of the proposed nomination(s), along with certain nomination materials, to the Secretary of the Company, by registered or certified United States mail, at the principal executive offices of the Company in Glen Allen, Virginia, not earlier than October 25, 2022, and not later than November 24, 2022. The notice, nominee(s) and accompanying nomination materials must satisfy the requirements set forth in the Company’s Bylaws, which are publicly available on the Company’s website, www.markel.com/our-governance.
Other Business Proposals or Director Nominees for Consideration at the 2023 Annual Meeting of Shareholders
Any shareholder wishing to make a proposal or nominate a director at the 2023 Annual Meeting of Shareholders (other than a proposal or nomination of a director to be included in the Company’s proxy materials) must give notice in writing of the proposal or nomination to the Secretary of the Company, by registered or certified United States mail, at the principal executive offices of the Company in Glen Allen, Virginia, not earlier than January 11, 2023, and not later than February 10, 2023, unless the date of the 2023 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 11, 2023, in which case the notice must be given not earlier than the 120th day prior to the date of the 2023 Annual Meeting of Shareholders and not later than the 90th day prior to the date of the 2023 Annual Meeting of Shareholders or the 10th day following the date on which the Company first publicly announces the date of the 2023 Annual Meeting of Shareholders, whichever is later. The notice must satisfy the requirements set forth in the Company’s Bylaws, which are publicly available on the Company’s website, www.markel.com/our-governance. Any matter or nomination proposed to be brought before the meeting other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.

By Order of the Board of Directors

Richard R. Grinnan, Secretary
March 24, 2022

MARKEL CORPORATION
ATTN: BRIAN SORKIN
4521 HIGHWOODS PARKWAY
GLEN ALLEN, VA 23060

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of proxy materials. Vote by 11:59 P.M. ET on May 10, 2022. Have the control number that is printed in the box marked by the arrow available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 10, 2022. Have the control number that is printed in the box marked by the arrow available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE DURING THE MEETING
You may vote in person by attending the meeting. At the meeting, you will need to request a ballot to vote. If you plan to attend the meeting, we encourage you to register in advance, and to review the event and venue information made available, at www.markel.com/events.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70015-P65085-Z81620

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKEL CORPORATION

The Board of Directors recommends you vote FOR each of the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Mark M. Besca	☐	☐	☐
1b. K. Bruce Connell	☐	☐	☐
1c. Thomas S. Gayner	☐	☐	☐
1d. Greta J. Harris	☐	☐	☐
1e. Morgan E. Housel	☐	☐	☐
1f. Diane Leopold	☐	☐	☐
1g. Anthony F. Markel	☐	☐	☐
1h. Steven A. Markel	☐	☐	☐
1i. Harold L. Morrison, Jr.	☐	☐	☐
1j. Michael O'Reilly	☐	☐	☐
1k. A. Lynne Puckett	☐	☐	☐
1l. Richard R. Whitt, III	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Advisory vote on approval of executive compensation.	☐	☐	☐
3. Ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

D70016-P65085-Z81620

MARKEL CORPORATION
Annual Meeting of Shareholders
May 11, 2022 2:00 PM ET
This proxy is solicited by the Board of Directors

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated March 24, 2022, hereby appoints Thomas S. Gayner, Richard R. Whitt, III and Richard R. Grinnan (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote all the shares of Common Stock of Markel Corporation held of record by the undersigned on March 3, 2022, at the Annual Meeting of Shareholders to be held on May 11, 2022, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Please complete, sign and date on the reverse side.)